UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(A) of the Securities
Exchange Act of 1934 (Amendment No. )
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          ☑Definitive Proxy Statement
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          ☐Soliciting Material Pursuant to Section 240.14a-12
PINNACLE FINANCIAL PARTNERS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)
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PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
April 14, 2006
Dear Shareholder:
     You are cordially invited to attend our annual meeting of shareholders, which will be held at Pinnacle Financial Partners’ main office located at BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201, on Tuesday, May 16, 2006, at 11:00 a.m., CDT. I sincerely hope that you will be able to attend the meeting and I look forward to seeing you.
     The attached notice of the annual meeting and proxy statement describes the formal business to be transacted at the meeting. We will also report on our operations for the year ended December 31, 2005 and the first quarter of 2006, as well as our plans for the future. Your attention is directed to the proxy statement accompanying this notice for a more complete statement regarding the matters proposed to be acted upon at the meeting.
     A copy of our annual report, which contains information on our operations and financial performance as well as our audited financial statements, is also included with this proxy statement.
     Please take this opportunity to become involved in the affairs of Pinnacle Financial Partners, Inc. Whether or not you expect to be present at the meeting, please mark, date, and sign the enclosed proxy card, and return it to us in the envelope provided as soon as possible. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If you decide later to attend the meeting, you may withdraw your proxy at any time and vote your shares in person.

Sincerely,

/s/ M. TERRY TURNER
M. Terry Turner President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT FOR 2006 ANNUAL MEETING
IMPORTANT MEETING AND VOTING INFORMATION
CORPORATE GOVERNANCE
PROPOSAL #1: ELECTION OF DIRECTORS
PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK FROM 50,000,000 TO 100,000,000
PROPOSAL #3: AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN
PROPOSAL #4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE MANAGEMENT INFORMATION
REPORT OF THE HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE
STOCKHOLDER RETURN PERFORMANCE GRAPH
COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS
GENERAL INFORMATION
Appendix A
Appendix B
Appendix C
Appendix D
Appendix E

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
* * * * * * * *
NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 16, 2006
* * * * * * * * *
     The annual meeting of shareholders of Pinnacle Financial Partners, Inc. (the “Company”) will be held on Tuesday, May 16, 2006, at 11:00 a.m. CDT at BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 for the following purposes:
(1)	To elect four persons to serve as Class III directors for a three-year term and three Class II directors for a two-year term;

(2)	To consider and act upon a proposal to amend the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock to 100,000,000, of which 90,000,000 shall be common stock and 10,000,000 shall be preferred stock;

(3)	To consider and act upon a proposal to amend the Company’s 2004 Equity Incentive Plan;

(4)	To ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(5)	To transact any other business as may properly come before the meeting or any adjournments of the meeting.
     The Board of Directors has set the close of business on March 27, 2006, as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting.
     We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.
     If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised. Should you desire to revoke your proxy, you may do so as provided in the accompanying proxy statement.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener Corporate Secretary
Nashville, Tennessee
April 14, 2006

PINNACLE FINANCIAL PARTNERS, INC.
211 Commerce Street, Suite 300
Nashville, Tennessee 37201
(615) 744-3700
* * * * * * * * *
PROXY STATEMENT FOR 2006 ANNUAL MEETING
* * * * * * * * *
     The Board of Directors (the “Board”) of Pinnacle Financial Partners, Inc. (the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at the 2006 Annual Meeting of Shareholders (the “Meeting”) to be held at 11:00 a.m. CDT on Tuesday, May 16, 2006 at BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201, and at any adjournments of the meeting. The enclosed proxy is solicited by the Board of Directors of the Company.
     The purposes of the Meeting are to elect four Class III directors and three Class II directors, to consider and act upon an amendment to the Company’s Amended and Restated Charter, to consider and act upon a proposal to amend the Company’s 2004 Equity Incentive Plan and to transact such other business as may properly be brought before the Meeting or any adjournment thereof.
     The close of business on March 27, 2006, is the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting. We first mailed this proxy statement and the accompanying proxy card to shareholders on April 14, 2006.
     As of the close of business on the record date, the Company had 40,000,000 shares of common stock, $1.00 par value per share (the “Common Stock”) authorized, of which 15,300,175 shares were issued and outstanding and 10,000,000 shares of preferred stock, no par value (the “Preferred Stock”) authorized, of which no shares were issued and outstanding. Each issued and outstanding share of Common Stock is entitled to one vote on all matters presented at the meeting.
IMPORTANT MEETING AND VOTING INFORMATION
Proxy Voting Procedures
     If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy card. If you sign and return your proxy card but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted as follows:
•	FOR the election of the director nominees;

•	FOR approval of the amendment to the Company’s Amended and Restated Charter to increase the number of authorized shares of capital stock from 50,000,000 to 100,000,000, of which 90,000,000 shall be Common Stock and 10,000,000 shall be Preferred Stock;

•	FOR approval of the amendment to the Company’s 2004 Equity Incentive Plan;

•	FOR the ratification of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

Pinnacle Financial Partners, Inc.	Page 1

•	In the best judgment of the persons appointed as proxies as to all other matters properly brought before the Meeting.
     If any nominee for election to the Board of Directors named in this proxy statement becomes unavailable for election for any reason, the proxy will be voted FOR a substitute nominee selected by the Board of Directors.
     You can revoke your proxy at any time before it is voted by delivering to Mr. Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street Suite 300, Nashville, Tennessee 37201, either a written revocation of the proxy or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the meeting and voting in person.
Shareholder Approval Requirements
     A quorum will be present at the meeting if at least 7,650,088 shares of Common Stock are represented in person or by valid proxy at the Meeting, which is a majority of the Company’s outstanding shares of Common Stock as of the record date. According to Tennessee law and the Company’s Amended and Restated Charter and Bylaws, the aggregate number of votes entitled to be cast by all shareholders present in person or represented by proxy at the Meeting, whether those shareholders vote “for”, “against” or “abstain” from voting, together with all broker non-votes will be counted for purposes of determining whether a quorum is present.
     Broker Proxies. Brokers who hold shares for the accounts of their clients who do not receive voting instructions may not vote for certain of the proposals contained in this proxy statement unless specifically instructed to do so by their clients. Proxies that are returned to us where brokers have received instructions to vote on one or more proposals but do not vote on other proposal(s) are referred to as “broker non-votes” with respect to the proposal(s) not voted upon. Broker non-votes are included in determining the presence of a quorum.
     Vote Required to Elect Directors. The affirmative vote of a plurality of the votes cast by the shareholders entitled to vote at the Meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted in determining whether there is a quorum. Therefore, so long as a quorum is present, withholding authority will have no effect on whether one or more directors is elected.
     The Company’s Board of Directors has adopted Corporate Governance Guidelines, as described in more detail below, which provide that, should an incumbent director(s) receive more “Withhold Authority” votes than “For” votes, that director shall tender his resignation to the Chairman of the Company’s board of directors following the shareholder vote. Subsequently, the Company’s Human Resources, Nominating and Compensation Committee shall consider the relevant facts and circumstances, including the factors that may have given rise to the resulting shareholder vote and the service and qualifications of the impacted director(s), and recommend to the Company’s Board of Directors within ninety days of the shareholder vote as to whether to accept or reject the impacted director(s) resignation. The Company’s Board of Directors shall also consider the relevant facts and circumstances as to whether to accept or reject the Human Resources, Nominating and Compensation Committee’s recommendation. Subsequently, the Company shall describe a full explanation of the above process and the decisions reached in a Form 8-K filing with the Securities and Exchange Commission. Any director who tenders his resignation pursuant to this provision shall not participate in any discussion or recommendation related to the above process.
     Vote Required to Approve the Amendment to the Company’s Amended and Restated Charter, to Amend the Company’s 2004 Equity Incentive Plan, to Ratify the Appointment of KPMG, LLP and Other Matters.

Pinnacle Financial Partners, Inc.	Page 2

     The amendment to the Company’s Amended and Restated Charter will be approved if the number of shares of Common Stock voted in favor of the amendment exceed the votes cast opposing the action. The amendment to the Company’s 2004 Equity Incentive Plan, the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm and any matter other than that enumerated above that properly comes before the Meeting will also be approved if the number of shares of Common Stock voted in favor of the proposal exceeds the number of shares of Common Stock voted against it. A properly executed proxy marked “ABSTAIN” with respect to a proposal will not be voted on that proposal, although it will be counted in determining whether there is a quorum. Therefore, abstaining from voting on the amendment to the Company’s Amended and Restated Charter, the amendment to the Company’s 2004 Equity Incentive Plan, the ratification of the appointment of KPMG, LLP as the Company’s independent registered public accounting firm and any other proposal that properly comes before the Meeting will have no effect on whether the proposal is approved so long as a quorum is present.
Proxy Solicitation
     The Company will pay the cost of proxy solicitation. Our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone, fax, or otherwise. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation material to the beneficial owners of Common Stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.
Shareholder Proposals for Next Year’s Meeting
     In order for shareholder proposals for the 2007 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2007 Proxy Statement, all such proposals must be mailed to Hugh M. Queener, Corporate Secretary, Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201, and must be received no later than the close of business December 15, 2006. After this date, a shareholder who intends to raise a proposal to be acted upon at the 2007 Annual Meeting of Shareholders, but who does not desire to include the proposal in the Company’s 2007 Proxy Statement, must inform the Company in writing no later than January 28, 2007. If notice is not provided by that date, the Board may exclude such proposals from being acted upon at the 2007 Annual Meeting of Shareholders. Further, if the Board elects not to exclude the proposal from consideration at the meeting (although not included in the Proxy Statement), the persons named as proxies in the Company’s proxy for the 2007 Annual Meeting of Shareholders may exercise their discretionary authority to act upon any such proposal.
CORPORATE GOVERNANCE
     The Company has developed sound corporate governance principles which it believes are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace.
Corporate Governance Guidelines
     The Company’s Board has established a set of Corporate Governance Guidelines which are set forth in Appendix A of this Proxy Statement. These guidelines address such matters as director qualifications, director nominations, board composition, director meetings, board committees and other matters. The Board believes such guidelines to be appropriate for the Company in its effort to maintain “best practices” as to corporate governance. You may also access a copy of the Company’s Corporate Governance Guidelines on the “Corporate Governance” section of the Company’s website at www.pnfp.com.

Pinnacle Financial Partners, Inc.	Page 3

Director Independence
     The Board has determined that each of the following directors is an “independent director” within the meaning of Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. (the “NASD”):

Sue G. Atkinson;	Gregory L. Burns;
Colleen Conway-Welch;	James C. Cope;
William H. Huddleston, IV:	Clay T. Jackson;
John E. Maupin, DDS;	Hal N. Pennington;
Dale W. Polley;	James L. Shaub, II; and
Reese L. Smith, III.
     During 2005, the independent directors held two meetings at which only independent directors were present. For both of the meetings, the independent directors elected Dale W. Polley to be the chairperson for the meeting.
Director Qualifications
     The Company’s Corporate Governance Guidelines contain membership criteria that apply to nominees for a position on the Company’s Board. The Company’s Board and its Human Resources, Nominating and Compensation Committee have also adopted a procedure for the evaluation of director candidates (the “Nominee Procedures”) that contain certain minimum qualifications for candidates, including those identified by the Company’s shareholders. The Company’s Corporate Governance Guidelines provide that the Human Resources, Nominating and Compensation Committee will annually review with the Board the composition of the Board as a whole and will consider with the Board the current composition of the Board in an effort to ensure that the members of the Board have a diversity of age, skills and experience in the context of the needs of the Board.
     The Nominee Procedures provide that the Human Resources, Nominating and Compensation Committee may consider whatever factors it deems appropriate in its assessment of a candidate for board membership and that candidates nominated to serve as directors will, at a minimum, in the Committee’s judgment:
•	be able to represent the interests of the Company and all of its shareholders and not be disposed by affiliation or interest to favor any individual, group or class of shareholders or other constituency;

•	meet the minimum qualifications for directors set forth in the Corporate Governance Guidelines and fulfill the needs of the Board at that time in terms of age, diversity, experience and expertise; and

•	possess the background and demonstrated ability to contribute to the performance by the Board of its collective responsibilities, through senior executive management experience, relevant professional or academic distinction, and/or a record of relevant civic and community leadership.
     In addition to these minimum qualifications, the Human Resources, Nominating and Compensation Committee may also consider whether the candidate:

Pinnacle Financial Partners, Inc.	Page 4

•	is of the highest ethical character and shares the core values of the Company as reflected in the Company’s Corporate Governance Guidelines and the Company’s Code of Conduct;

•	has a reputation, both personal and professional, consistent with the image and reputation of the Company;

•	is highly accomplished in the candidate’s field;

•	has expertise and experience that would complement the expertise and experience of other members of the Board;

•	has the ability to exercise sound business judgment; and

•	is “independent” as such term is defined by the Nasdaq Stock Market’s listing standards and the applicable provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Service Limitations for other Public Company Boards of Directors
     The Company’s Corporate Governance Guidelines limit the number of public company boards of directors on which the Company’s directors may serve. Generally, non-employee directors may serve on the Company’s board of directors and no more than three other public company boards, unless the non-employee director is the chief executive officer of a public company, in which case the limitation is reduced to two other public company boards. Employee directors are limited to the Company’s board of directors plus two other public company boards.
Stock Ownership Guidelines
     All of the Company’s directors are encouraged to maintain a meaningful personal ownership of Common Stock in excess of minimum guidelines established by the Human Resources, Nominating and Compensation Committee. All of the Company’s directors are in compliance with the minimum guidelines.
Process for Identifying Candidates
     The Human Resources, Nominating and Compensation Committee seeks to identify potential candidates for membership on the Company’s Board through conversations with members of the Board, senior management and other members of the community served by the Company.
     The Human Resources, Nominating and Compensation Committee also considers nominees proposed by the Company’s shareholders in accordance with the provisions contained in the Company’s Bylaws. The Human Resources, Nominating and Compensation Committee considers candidates recommended by the Company’s shareholders within the context of the criteria and procedures described in the Nominee Procedures and under the “Director Qualifications” and “Evaluation of Candidate” sections of this proxy statement. Under the Company’s Bylaws, any shareholder may nominate a person for election to the Company’s Board at the Meeting, provided that the nomination is received by the Secretary of the Company no later than April 24, 2006. Each nomination submitted in this manner shall include the name and address of the nominee(s) and all other information with respect to the nominee as required to be disclosed in the proxy statement for the election of directors under applicable rules of the Securities and Exchange Commission, including the nominee’s consent to being named as a nominee and to serving as a director, if elected. Additionally, the nominating shareholder must provide his or her name and address as it appears in the stock records of the Company and the number of shares of Common Stock beneficially owned by the shareholder.
Evaluation of Candidates
     The Human Resources, Nominating and Compensation Committee will consider all candidates nominated through the processes described above. The chair of the Human Resources, Nominating and Compensation

Pinnacle Financial Partners, Inc.	Page 5

Committee will preliminarily assess a candidate’s qualifications and suitability, working with staff support and seeking input from the Board, and report such assessment as promptly as practicable to the Human Resources, Nominating and Compensation Committee members. When feasible, the chair of the Human Resources, Nominating and Compensation Committee will interview candidates who the chair believes are likely to meet the criteria for board membership as part of the preliminary assessment process. The report may be made to the Human Resources, Nominating and Compensation Committee at a meeting of the committee or informally to each committee member between meetings.
     If it is the consensus of the Human Resources, Nominating and Compensation Committee that a candidate is likely to meet the criteria for board membership, the chair of the Human Resources, Nominating and Compensation Committee will advise the candidate of the committee’s preliminary interest and, if the candidate expresses sufficient interest, with the assistance of the Company’s corporate secretary’s office, will arrange interviews of the candidate with one or more members of the Human Resources, Nominating and Compensation Committee and senior management of the Company, and request such additional information from the candidate as the committee deems appropriate. The Human Resources, Nominating and Compensation Committee and senior management of the Company will consider the candidate’s qualifications, including the individual’s background, skills and abilities, and whether such characteristics are consistent with the Company’s Corporate Governance Guidelines and the qualifications set forth in the Nominee Procedures and whether the candidate’s qualifications and characteristics fulfill the needs of the Board at that time. The Human Resources, Nominating and Compensation Committee will then confer and reach a collective assessment as to the qualifications and suitability of the candidate for membership on the Company’s Board. On the basis of its assessment, and taking into consideration input from senior management, the Human Resources, Nominating and Compensation Committee will formally consider whether to recommend the candidate’s nomination for election to the Board.
Code of Conduct
     The Company has a code of conduct that applies to all of the Company’s associates and directors. The purpose of the code of conduct is to, among other things, provide written standards that are reasonably designed to deter wrongdoing and to promote honest and ethical conduct; full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the Securities and Exchange Commission and other public communications by the Company; compliance with applicable governmental laws, rules and regulations; prompt internal reporting of violations of the code of conduct; and accountability for adherence to the code of conduct. Each director and associate is required to read and certify annually that he or she has read, understands and will comply with the code of conduct.
     Under the Sarbanes-Oxley Act of 2002 and the Securities and Exchange Commission’s related rules, the Company is required to disclose whether it has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Company’s chief executive officer and senior financial officers are bound by the Company’s code of conduct which contains provisions consistent with the Securities and Exchange Commission’s description of a code of ethics.
     A copy of the Company’s code of conduct can be obtained from the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Company intends to disclose any legally required amendments to, or waivers from, the code of conduct with respect to its directors and officers in accordance with the rules and regulations of the Securities and Exchange Commission and the NASD. If such disclosure is made on the Company’s website it will be located in the “Investor Relations” section of the Company’s website at www.pnfp.com.

Pinnacle Financial Partners, Inc.	Page 6

Communications with Members of the Board
     The Company’s Board has established procedures for the Company’s shareholders to communicate with members of the Board. Shareholders may communicate with any of the Company’s directors, including the chairperson of any of the committees of the Board, by writing to a director c/o Pinnacle Financial Partners, Inc., 211 Commerce Street, Suite 300, Nashville, Tennessee 37201.
Board Member Attendance at Annual Meeting
     The Company encourages each member of the Board to attend the Annual Meeting of Shareholders. All of the Company’s directors, except for Mr. Burns and Mr. Jackson, attended the 2005 Annual Meeting of Shareholders.
PROPOSAL #1: ELECTION OF DIRECTORS
     The Company’s Bylaws provide that the Board shall consist of not less than five (5) nor more than twenty-five (25) directors, and shall be divided into three classes, each class to be as nearly equal in number as practicable.
     On February 22, 2006, Hal N. Pennington was elected by the Board of Directors as a Class II director after being recommended to the Board by the Human Resources, Nominating and Compensation Committee. Mr. Pennington, who filled the vacancy created by the resignation of one of the Company’s directors in June 2005, was recommended to the Human Resources, Nominating and Compensation Committee for consideration by Gregory L. Burns.
     Pursuant to the terms of the merger agreement between the Company and Cavalry Bancorp, Inc., a Tennessee corporation (“Cavalry”), the Company was required to increase the size of the Board and appoint three of Cavalry’s directors to the Board upon the closing of the merger. Effective March 15, 2006, the closing date of the merger, Ed C. Loughry, Jr., James C. Cope and William H. Huddleston, IV were elected to the Company’s Board. Mr. Loughry has been appointed as a Class III director while Mr. Cope and Mr. Huddleston have each been appointed as Class II directors. Messrs. Loughry, Cope and Huddleston were each recommended to the Human Resources, Nominating and Compensation Committee by the board of directors of Cavalry.
     Messrs. Pennington, Loughry, Cope and Huddleston have been recommended to the Board for nomination by the Human Resources, Nominating and Compensation Committee and nominated by the Board to serve as directors in the classes identified below. If elected, Messrs. Pennington, Cope and Huddleston will serve until the Company’s 2008 annual meeting of shareholders and until their successors are duly elected and qualified and Mr. Loughry will serve until the Company’s 2009 annual meeting of shareholders and until his successor is duly elected and qualified.
     The terms for four (4) of the Company’s incumbent directors expire at the 2006 Annual Meeting. These directors are Dale W. Polley; James L. Shaub, II; Reese L. Smith, III; and M. Terry Turner. The nomination of Dale W. Polley; James L. Shaub, II; Reese L. Smith, III; and M. Terry Turner for their re-election to another three-year term has been recommended by the Human Resources, Nominating and Compensation Committee and approved by the Board. There are four (4) directors whose terms expire at the 2007 annual meeting and two (2) other directors whose terms expire at the 2008 annual meeting. In each case, directors are elected until their respective successors are duly elected and qualified. At each annual meeting, one class of directors is elected for a three-year term.

Pinnacle Financial Partners, Inc.	Page 7

     Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees as listed. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unavailable, if such an event should occur, it is intended that such shares will be voted for substitute nominee(s) as selected by the Board.
     All of the Company’s directors also currently serve as directors of the Company’s wholly-owned subsidiary, Pinnacle National Bank (the “Bank”), Nashville, Tennessee.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSED DIRECTOR NOMINEES.
Nominees for Election to the Board
CLASS II DIRECTORS:

James C. Cope (56)	Director since March 15, 2006 Term to expire 2008
Mr. Cope is a partner in the law firm Cope, Hudson, Scarlett, Reed & McCreary in Murfreesboro, Tennessee where he has practiced law since 1976. Mr. Cope serves as attorney for Rutherford County, Tennessee, the Middle Tennessee Electric Membership Corporation, the Murfreesboro Housing Authority, the Smyrna/Rutherford County Airport Authority and otherwise engages in a general practice of civil law. He is past President of the Middle Tennessee State University Foundation and the Murfreesboro Rotary Club.
Mr. Cope served as a director of Cavalry Banking since 1992 and as a director of Cavalry since 1998.

William H. Huddleston, IV (42)	Director since March 15, 2006 Term to expire 2008
Mr. Huddleston, a professional engineer and registered land surveyor licensed in the State of Tennessee, has been the President of Huddleston-Steele Engineering, Inc., in Murfreesboro, Tennessee since 1994. Mr. Huddleston currently serves on the Middle Tennessee Medical Center Board of Directors, City of Murfreesboro Construction Board of Adjustments and Appeals, The Webb School Board of Trustees, and the First United Methodist Church Finance and Special Gifts Committee.
Mr. Huddleston served as a director of Cavalry since 1999.

Hal N. Pennington (67)	Director since February 22, 2006 Term to expire 2008
Mr. Pennington is chairman, chief executive officer and president of Genesco, Inc. Genesco, a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 1,700 retail stores in the United States and Canada. Genesco, Inc. is a registered public company whose stock trades on the New York Stock Exchange. Mr. Pennington became a member of Genesco’s board in November 1999, when he was named executive vice president and chief operating officer. He became president of Genesco in 2000, was named chief executive officer in April 2002 and chairman in 2004.

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Mr. Pennington received his bachelor of science degree in industrial management from Auburn University.
Actively involved in the community, he currently serves on the Nashville Chamber of Commerce Board of Governors, the YMCA Foundation of Middle Tennessee Board of Directors, Nashville Symphony Association Board of Directors, Cheekwood Board of Trustees, United Way of Middle Tennessee Board of Directors, the Executive Committee and Board for the Footwear Distributors and Retailers Association (FDRA) and as a director of the Two/Ten Foundation. In addition, he has served in a variety of leadership roles with nonprofit organizations, including Leadership Nashville, Boy Scouts of America, among others.
CLASS III DIRECTORS:

Ed C. Loughry, Jr. (63)	Director since March 15, 2006 Term to expire 2008
Mr. Loughry is the Vice-Chairman of the Company, a position he has held since March 15, 2006, following the merger between the Company and Cavalry. Mr. Loughry joined Cavalry Banking in 1968 and served as President and Chief Executive Officer of Cavalry Banking from 1982 until its merger with Pinnacle National Bank. He also served as President and Chief Executive Officer of Cavalry from its inception in 1998 until its merger with the Company. Mr. Loughry has served on the boards of directors of the Rutherford County Chamber of Commerce, United Way, Heart Fund, Federal Home Loan Bank of Cincinnati, the American Bankers Association board and the ABA Bank Pac board. He is past Chairman of the Tennessee Bankers Association and currently serves on the TBA board. He is also currently serving on the Middle Tennessee Medical Center board, the Nashville Federal Reserve Bank board and the Christy-Houston Foundation. He was selected Business Person of the Year in 1993 and Business Legend in 2000 by the Rutherford County Chamber of Commerce.
Mr. Loughry served as a director of Cavalry Banking since 1982 and Cavalry Bancorp, Inc. since 1998. He was the Chairman of Cavalry’s Board since 1999.

Dale W. Polley (55)	Director since February 28, 2000 Term to expire 2009
Mr. Polley retired as a vice chairman and member of the board of directors of First American Corporation and First American National Bank in 2000. In the nine years preceding these positions, Mr. Polley served in various executive management positions at First American, which included serving as its president from 1997 to 1999. Before joining First American in 1991, Mr. Polley was group executive vice president and treasurer for C&S/Sovran Corporation, and held various executive positions within Sovran before its merger with C&S. Mr. Polley joined Sovran from Commerce Union Bank of Nashville where he was its executive vice president and chief financial officer.
Mr. Polley serves on the board of directors of O’Charley’s Inc., a registered public company, headquartered in Nashville, Tennessee.
Mr. Polley also serves on the boards of the Nashville Sports Council, Gaylord Hotels Music City Bowl (currently Chairman), Nashville Area Chamber of Commerce, St. Thomas Health Services Foundation (currently Treasurer), Brentwood United Methodist Church Foundation (currently Chairman) and Vanderbilt-Ingram Cancer Center. Additionally, he has formerly served on the boards

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of directors of the Federal Reserve Bank of Atlanta (Nashville branch), T.J. Martel Foundation, the American Cancer Society, the American Heart Association, the Pencil Foundation, YMCA, and the United Way, where he served as chairman of the board and chairman of the community’s 1995 fundraising campaign. Mr. Polley has also served as president of the Nashville Club for the University of Kentucky Alumni Association. In 2006, Mr. Polley served as the chairman of the steering committee for the Nashville Sports Council’s hosting of the 2006 SEC Men’s Basketball Tournament, a position he also held in 2001. Mr. Polley is a member of Leadership Nashville, Tennessee Society of Certified Public Accountants and the Financial Executives Institute.

James L. Shaub, II (48)	Director since February 28, 2000 Term to expire 2009
Mr. Shaub is president and chief executive officer of SouthEast Waffles, LLC, a multi-state Waffle House franchise based in Nashville. Mr. Shaub is a graduate of Vanderbilt University where he received a bachelor’s degree in economics. Before his career as a restaurateur, Mr. Shaub was vice president of NationsBank of Tennessee, formerly Commerce Union Bank. He currently serves on the executive committee of the boards for the Middle Tennessee YMCA Association, and Cheekwood Botanical Gardens and Museum of Art and is a member of First Presbyterian Church. Previously he served as a board member of the Cumberland Science Museum and Grassmere Wildlife Park (now the Nashville Zoo) and as president of the Nashville Child Center.

Reese L. Smith, III (57)	Director since February 28, 2000 Term to expire 2009
Mr. Smith is president of Haury & Smith Contractors, Inc., a real estate development and home building firm. He is a native Tennessean, and has operated this business in the Nashville area since his graduation from the University of Tennessee at Martin in 1970. From 1996 to 1999, Mr. Smith served as a board member of First Union National Bank of Nashville, and was a founder and director of Brentwood National Bank from its inception in 1991 to 1996. Mr. Smith serves on the Tennessee State Board for Licensing Contractors. He previously served as a trustee of Brentwood Academy. Currently, Mr. Smith serves as a senior life national director of the National Association of Home Builders and is a trustee of Forest Hills United Methodist Church, Martin Methodist College and Battle Ground Academy.

M. Terry Turner (50)	Director since February 28, 2000 Term to expire 2009
Mr. Turner is president and chief executive officer of the Company and the Bank. Mr. Turner is a graduate of the Georgia Institute of Technology where he received his bachelor’s degree in Industrial Management in 1976. Following his graduation, Mr. Turner worked for Arthur Andersen & Company as a consultant in Atlanta, Georgia, and joined one of his clients, Park National Bank, Knoxville, Tennessee in 1979 where he held various management positions, including senior vice president of that bank’s commercial division. In 1985, Mr. Turner joined First American National Bank, Nashville, Tennessee, as a result of its acquisition of Park National Bank. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation. Mr. Turner’s banking career at First American in Nashville covered 14 years, and entailed executive level responsibilities for almost all aspects of its banking and investment operations.

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During Mr. Turner’s tenure in Nashville, he has served as chairman of the board of the Nashville Sports Council, chairman of the board of trustees for Brentwood Academy, advisory board chairman for the Salvation Army, vice chairman for the Southern Baptist Foundation, member of the board of trustees of Belmont University, member of the executive committee of the Nashville Credit Bureau and a member of the board of governors of the Nashville Chamber of Commerce. Mr. Turner continues to serve on the board of the Nashville Sports Council and the board of the Gaylord Hotels Music City Bowl, is an active member in the World President’s Organization and is also a member of numerous local clubs and organizations including Leadership Nashville.
Continuing Directors Until 2007 Meeting
CLASS I DIRECTORS:

Sue G. Atkinson (64)	Director since February 28, 2000 Term to expire 2007
Ms. Atkinson has been chairman of Atkinson Public Relations of Nashville, Tennessee since 1986. Ms. Atkinson was raised in Tennessee and educated at Vanderbilt University, Nashville, Tennessee, where she received a bachelor’s degree. She began her professional career as director of development for Nashville Public Television in 1971, serving until 1979. In 1979, she joined Holder Kennedy Public Relations of Nashville, and was president of that firm until founding her own public relations firm in 1986. In the area of public relations, Ms. Atkinson worked with First American Corporation from 1991 until 2000 (the year the Company was founded), and with Commerce Union/Sovran Bank/C&S Sovran from 1986 to 1991. Ms. Atkinson currently serves on the Board of Directors of the PENCIL Foundation, the Gaylord Hotels Music City Bowl and the Centennial Medical Center. Ms. Atkinson formerly served on the Board of Directors of the Nashville Area Chamber of Commerce, the Metropolitan Nashville Convention Commission, the Nashville Symphony Association, Children’s Hospital of Vanderbilt University and Leadership Nashville. She has also served on the board of trustees of the Alumni Association of Vanderbilt University.

Gregory L. Burns (49)	Director since June 17, 2001 Term to expire 2007
Mr. Burns serves as chairman of the board and chief executive officer for O’Charley’s Inc., a registered public company, headquartered in Nashville, Tennessee. Mr. Burns joined O’Charley’s in 1983 as controller, and later held the positions of executive vice president, chief financial officer and president. Prior to joining O’Charley’s, he served as chief financial officer for the Nashville Banner Publishing Company and a senior accountant for Price Waterhouse. Mr. Burns recently served as chairman of the board of directors for Nashville Sports Council and is a board member for Vanderbilt Ingram Cancer Center, Second Harvest Food Bank, Boy Scouts of America of the Middle Tennessee Council and the University of Kentucky Business Partnership Foundation. Other civic activities have included serving as chair and board member of the American Cancer Society, as a board member of the Nashville Ballet, the Gaylord Hotels Music City Bowl, and the Nashville Symphony, as well as serving as a member of the Mayor Nashville’s Tourism Working Group as a part of his involvement with the Chamber of Commerce. Mr. Burns was also inducted into the University of Kentucky Gatton College of Business and Economics Alumni Hall of Fame in 2000.

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Colleen Conway-Welch (60)	Director since February 28, 2000 Term to expire 2007
Dr. Conway-Welch is the dean and holds responsibilities as the chief executive officer of the Vanderbilt University School of Nursing, Nashville, Tennessee, a position she has held since 1984. Because of her international stature as a voice for the nursing profession, Dr. Conway-Welch has been previously called on to serve on President Reagan’s 1988 Commission on HIV and the 1998 Congressional National Bipartisan Commission on the Future of Medicare, the 2002 Advisory Council to Secretary Thompson on Public Health Preparedness and the DHHS Center for Medicare and Medicaid’s Advisory Committee for Medicare Coverage and is an elected member of the Institute of Medicine at the National Academy of Science.
Her professional activities include serving as a member of the board of directors of the following registered public companies; Ardent Health Systems, Caremark RX, Inc. and RehabCare Group. Formerly, she served on the board of directors of First Union Bank of Tennessee.
In her community role, she has served on and chaired the Board of Directors for the Nashville Symphony, chaired the “Report Card” Committee on Nashville Schools for the Nashville Area Chamber of Commerce and is a member of the Nashville Downtown Rotary. Dr. Conway-Welch chaired the Middle Tennessee United Way annual campaign in 1999.

Clay T. Jackson (50)	Director since February 28, 2000 Term to expire 2007
Mr. Jackson is Senior Vice President, Regional Agency Manager, Tennessee for BB&T – Cooper, Love, Jackson, Thornton & Howell. Mr. Jackson is a native of Nashville and began his insurance career with Cooper, Love and Jackson in 1976. Prior to the 2003 merger with BB&T, he was the president and a principal of Cooper, Love & Jackson, Inc. and had served in this capacity since 1989. Currently, Mr. Jackson serves on the Board of Governors of the Nashville Chamber of Commerce, Montgomery Bell Academy, and the Insurors of Tennessee. He is a member of the Partnership 2010 Committee for the Nashville Area Chamber of Commerce. He is also active with the Rotary Club, is Chairman of the Cultural and Natural Resources Committee of the City of Forest Hills, and a member of the Forest Hills Planning Committee. He serves as past chairman of USF&G’s National Agency Council, a member of USF&G’s Board of Directors and the Alumni Board of Washington & Lee University.
Continuing Directors Until 2008 Meeting
CLASS II DIRECTORS:

John E. Maupin, Jr., D.D.S. (59)	Director since March 28, 2000 Term to expire 2008
Dr. Maupin is president and chief executive officer of Meharry Medical College, a position he has held since 1994. Located in Nashville, Tennessee, Meharry is the nation’s largest private minority institution devoted exclusively to health professions education and training in the fields of medicine, dentistry, biomedical research and public health. Dr. Maupin came to Meharry from the Morehouse School of Medicine in Atlanta, Georgia, where he served as executive vice president (chief operating officer) from 1989 to 1994. Before joining Morehouse, he was chief executive officer of Southside Healthcare, Inc., from 1987 to 1989 and prior to that Deputy Commissioner of Health, Baltimore City Health Department (1981-1987).

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Dr. Maupin currently serves on the boards of directors of LifePoint Hospitals, Inc. and HealthSouth, Inc. which are registered public entities; Dr. Maupin also serves on the boards of directors of VALIC Companies I and II of American International Group Inc. Dr. Maupin earned his D.D.S. degree in 1972 from Meharry Medical College’s School of Dentistry and subsequently received an M.B.A. degree in 1979 from Loyola College in Baltimore.
Dr. Maupin has served as president of the National Dental Association, and has served on several national professional advisory groups. Currently, he serves as a member of the National Committee of Foreign Medical Education Accreditation for the U.S. Department of Education. Dr. Maupin is also active in the Nashville community as chairman of the board of the North Nashville Community Development Corporation and chairman of the Board of the Community Foundation of Middle Tennessee.
On February 24, 2006, Dr. Maupin advised the Company that, due to his accepting the position of President of the Morehouse School of Medicine in Atlanta, Georgia, he intended to resign from the board of directors of the Company effective upon his relocation to Atlanta, Georgia, which is expected to occur prior to the end of the 2006 second quarter.

Robert A. McCabe, Jr. (55)	Director since February 28, 2000 Term to expire 2008
Mr. McCabe began his banking career with the former Park National Bank of Knoxville, Tennessee, as an officer trainee in 1976. From 1976 to 1984, Mr. McCabe held various positions with Park National Bank in Knoxville, including senior vice president, until the acquisition of Park National by First American National Bank in 1985. Mr. McCabe joined First American as an executive vice president of the retail bank of First American National Bank of Nashville, a position he held until 1987 when First American promoted him to president and chief operating officer of the First American Bank of Knoxville. In 1989, Mr. McCabe was given added responsibility by being named president and chief operating officer for First American’s east Tennessee region. Mr. McCabe continued in that position until 1991, when First American selected him as president of First American’s Corporate Banking division, and shortly thereafter, as president of its General Banking division. In 1994, First American appointed Mr. McCabe as a vice chairman of First American Corporation. In March 1999, Mr. McCabe was appointed by First American to manage all banking and non-banking operations, a position he held until First American’s merger with AmSouth Bancorporation in October 1999.
Mr. McCabe also serves as a director of the following registered public companies; Private Business, Inc. of Nashville, Tennessee, and National Health Investors of Murfreesboro, Tennessee.
Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville, Leadership Nashville and Nucleus Knoxville. He is a member of the World President’s Organization, Chief Executives Organization, serves as a trustee for The Ensworth School and as chairman of Cheekwood Botanical Gardens and Museum of Art. In addition, Mr. McCabe is chairman of the Middle Tennessee Boy Scouts Council and serves on the board of the Nashville Downtown Partnership.

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MEETINGS AND COMMITTEES OF THE BOARD
     During the fiscal year ended December 31, 2005, the Board of Directors of the Company held eleven meetings. The Company’s governance guidelines require all incumbent directors to attend at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves in the year prior to their election in order for the Human Resources, Nomination and Compensation Committee to renominate them to their Board seat. All incumbent directors attended at least 75% of the total number of meetings of the Company’s Board and committees of the Board on which he or she serves.
     In accordance with the Company’s Corporate Governance Guidelines, the Company’s Board has established the committees described below. The members of each committee are the same for the Company and the Bank and are as identified below.
EXECUTIVE COMMITTEE. The members of the Executive Committee are M. Terry Turner, Robert A. McCabe, Jr., Gregory L. Burns, Dale W. Polley, Clay T. Jackson and Ed C. Loughry, Jr. Under the Company’s Bylaws, the Executive Committee may exercise all authority of the Board in the intervals between Board meetings, except for certain matters. The Executive Committee recommends to the Board all major policies and procedures pertaining to loan policy. Additionally, the Executive Committee has overall responsibility for asset liability management strategy of the Company and the Bank. The Executive Committee held twelve meetings in 2005.
AUDIT COMMITTEE. The Company has a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The members of the Audit Committee are Dale W. Polley, James C. Cope, William H. Huddleston, IV, Clay T. Jackson and James L. Shaub, II. The Audit Committee’s responsibilities are set forth in a written charter that has been adopted by the Board, a copy of which is attached hereto as Appendix B and which is also available on the “Corporate Governance” section of the Company’s website at www.pnfp.com. The Audit Committee’s charter provides that the Audit Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Audit Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASD’s listing standards, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Audit Committee are independent within the NASD’s listing standards. The Audit Committee charter also provides that the members of the Audit Committee shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and statement of cash flows. The Company believes that the members of the Audit Committee meet these requirements. Additionally, the rules and the regulations of the Securities and Exchange Commission require the Company to disclose whether it has an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission. The Company’s Board has determined that Dale W. Polley is an “audit committee financial expert” as that term is defined in Item 401(h) of Regulation S-K promulgated by the Securities and Exchange Commission and that he is “independent” as defined by the rules and regulations of the Securities and Exchange Commission. The primary functions of the Audit Committee consist of:
•	Ensuring that the affairs of the Company are subject to effective internal and external independent audits and control procedures;

•	Approving the selection of internal and external independent auditors annually;

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•	Reviewing all Forms 10-K and Forms 10-Q, prior to their filing with the Securities and Exchange Commission, and reviewing the corresponding Chief Executive Officer and Chief Financial Officer certifications of these reports; and

•	Preparing an annual report for inclusion in the Company’s proxy statement disclosing that the Committee has discussed the annual audited financial statements with management and the independent auditors and, based on these discussions, recommended whether such financial statements should be included in the Company’s annual report filed with the SEC.
Company management, internal and external auditors, independent loan reviewers, compliance consultants and the Company’s General Counsel may attend each meeting or portions thereof as required by the Committee. The Audit Committee held eight meetings in 2005.
COMMUNITY AFFAIRS COMMITTEE. The members of the Community Affairs Committee are Sue G. Atkinson, Colleen Conway-Welch, William H. Huddleston, IV, Clay T. Jackson, Ed C. Loughry, Jr., Robert A. McCabe, Jr., and John E. Maupin, Jr. The Community Affairs Committee evaluates overall community relations including public affairs and advertising. The Community Affairs Committee establishes the Bank’s community development program, and assesses and works to ensure compliance with the Community Reinvestment Act, fair lending laws, and the Home Mortgage Disclosure Act. Additionally, this committee oversees the Bank’s corporate contribution program. The Community Affairs Committee held four meetings in 2005.
HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE. The members of the Human Resources, Nominating and Compensation Committee are Gregory L. Burns, John E. Maupin, Jr., Hal N. Pennington, James L. Shaub, II and Reese L. Smith, III. The Human Resources, Nominating and Compensation Committee’s responsibilities are set forth in a written charter which has been approved by the Board. A copy of this charter is attached hereto as Appendix C and which is also available on the “Corporate Governance” section of the Company’s website at www.pnfp.com.
The Human Resources, Nominating and Compensation Committee’s charter provides that the Human Resources, Nominating and Compensation Committee shall consist of at least three members, all of whom shall be “independent”. Members of the Human Resources, Nominating and Compensation Committee shall be considered independent if they have no relationship to the Company, other than that permitted under the NASD’s listing standards, if such relationship could interfere with the exercise of their independence from management and the Company. All members of the Human Resources, Nominating and Compensation Committee are independent within the meaning of the NASD’s listing standards.
The Human Resources, Nominating and Compensation Committee establishes or approves all policies and procedures related to the human resources function of the Company and the Bank including employee compensation, incentive programs, the Company’s 401(k) plan and employee stock incentive plans. Additionally, this committee evaluates the performance of the Chief Executive Officer annually. This committee is also responsible for recommending individuals to the Board for nomination to fill expired or otherwise vacant seats on the Board. As discussed above, the Human Resources, Nominating and Compensation Committee and the Board have established the Nominee Procedures the committee shall follow in evaluating director candidates, including candidates submitted by the Company’s shareholders. The Human Resources, Nominating and Compensation Committee recommends nominees to the

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Board for approval and election for inclusion in the proxy statement. The Human Resources, Nominating and Compensation Committee held five meetings in 2005.
DIRECTOR COMPENSATION
     For 2005, directors received $1,200 for each board meeting attended and $900 for each committee meeting attended. In addition, each committee chairperson received a quarterly fee as follows: Audit Committee – $1,875 per quarter; Community Affairs Committee – $625 per quarter; and Human Resources, Nominating and Compensation Committee – $1,250 per quarter.
     For 2006, directors will receive $1,100 for each board meeting attended and $900 for each committee meeting attended. In addition, each committee chairperson will receive a quarterly fee as follows: Audit Committee – $2,500 per quarter; Community Affairs Committee – $1,250 per quarter; and Human Resources, Nominating and Compensation Committee – $1,875 per quarter. Additionally, on January 17, 2006, each director received as a retainer a restricted stock award of 400 shares of Company Common Stock with a value of approximately $10,000 as of January 17, 2006, the date of the award. The restrictions on these shares will lapse on the one year anniversary date of the award provided the director attends at least 75% of the assigned board and committee meetings in 2006. Should the director attend at least 50% of the assigned meetings but less than 75%, then restrictions will lapse on 200 shares with the remaining share awards cancelled. Should the director attend less than 50% of the assigned meetings, no restrictions will lapse and all share awards will be cancelled.
     Directors of the Company who are employees of the Company and/or the Bank receive no additional compensation for being a director of the Company or the Bank or for serving on a committee of the Board. Additionally, directors do not receive separate compensation for serving on the Bank’s Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE PROPOSED DIRECTOR NOMINEES
* * * * *
PROPOSAL #2: AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CHARTER
TO INCREASE THE NUMBER OF AUTHORIZED SHARES
OF CAPITAL STOCK FROM 50,000,000 TO 100,000,000
     The Company’s Amended and Restated Charter currently authorizes the issuance of 50,000,000 shares of capital stock, with 40,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. As of March 27, 2006, the following is a summary of the number of shares of Common Stock outstanding and the number of Common Shares currently reserved for issuance:

Total issued and outstanding (*)	15,300,175
Common stock reserves:
Company’s 2000 Stock Incentive Plan (the “2000 Plan”)	932,881
Company’s 2004 Equity Incentive Plan (the “Equity Incentive Plan”)	774,848
Cavalry Bancorp, Inc. 1999 Stock Option Plan (#)	195,550
Exercise of warrants granted to the Company’s founders	406,000

(*)	Includes 6,856,298 shares issued in connection with the Cavalry Bancorp, Inc. effective March 15, 2006.

(#)	The Company assumed the requirements of the Cavalry Bancorp, Inc. 1999 Stock Option Plan in connection with its merger with Cavalry on March 15, 2006.

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     On January 17, 2006, the Board unanimously approved and adopted, subject to shareholder approval, a proposed amendment to the Company’s Amended and Restated Charter, providing for an increase in the authorized number of shares of capital stock from 50,000,000 to 100,000,000 with 90,000,000 shares reserved for Common Stock and 10,000,000 shares reserved for Preferred Stock. In order for the amendment to the Company’s Amended and Restated Charter to be approved, the number of shares voted in favor of the amendment must exceed the number of shares voted against the amendment.
     If this proposal is approved by the Company’s shareholders at the Meeting, the amendment to the Amended and Restated Charter will become effective upon the filing of Articles of Amendment with the Secretary of State of Tennessee, which filing is expected to take place shortly after the Meeting. The Board believes that it is in the best interests of the Company and all of its shareholders to amend the Amended and Restated Charter.
     Except as set forth below, the relative rights of the holders of Common Stock under the Amended and Restated Charter would remain unchanged. Paragraph (a) of Article 2 of the Amended and Restated Charter, as amended by the proposed amendment, is set forth below:
“(a) The total number of shares of capital stock which the Corporation is authorized to issue is one hundred million (100,000,000) shares, divided into ninety million (90,000,000) shares of common stock, $1.00 par value (the “Common Stock”), and ten million (10,000,000) shares of preferred stock no par value (the “Preferred Stock”).”
     The Board believes that with the current level of authorized capital stock; including, as a result, of the issuance of 6,856,298 shares of Common Stock in connection with its merger with Cavalry, the Company is constrained in its ability to pursue strategies intended to support its planned growth and to enhance shareholder value. The Board considers the proposed increase in the number of authorized shares of Common Stock desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends and splits, equity financings and for other general corporate purposes. The Company currently has no oral or written plans, arrangements or understandings for the issuance of the additional shares of Common Stock to be authorized pursuant to this proposal.
     The amendment to the Company’s Amended and Restated Charter will ensure that the Company will continue to have an adequate number of authorized and unissued shares of Common Stock available for future use. As is the case with the shares of Common Stock which are currently authorized but unissued, if this amendment to the Company’s Amended and Restated Charter is adopted by the shareholders, the Board will have authority to issue the additional shares of Common Stock from time to time without further action on the part of shareholders except as may be required by applicable law or by the rules of any stock exchange or market on which the Company’s securities may then be listed or authorized for quotation. For example, the NASDAQ National Market, on which the Common Stock is authorized for quotation, currently requires shareholder approval as a prerequisite to listing shares in several instances, including in connection with acquisitions where the present or potential issuance of shares could result in an increase in the number of shares of Common Stock outstanding by 20% or more.
     The additional number of authorized shares could have the effect of making it more difficult for a third party to take over the Company in a transaction not approved by the Board. Shareholders do not have any preemptive or other rights to subscribe for any shares of Common Stock which may in the future be issued by the Company.
     THE BOARD OF DIRECTORS BELIEVES THAT THE PROPOSED AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE FOR THIS PROPOSAL.

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* * * * *
PROPOSAL #3: AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN
     The Company’s 2004 Equity Incentive Plan (the “Equity Incentive Plan”) was adopted by the Company’s shareholders on April 20, 2004 and subsequently amended on April 19, 2005. The proposed amendment increases the number of shares available for award under the Equity Incentive Plan by 500,000 shares.
     The Board believes that the increase in the number of shares available for awards is appropriate to allow the Board to continue the Company’s historical practice of awarding equity incentives to a broad-based group of the Company’s associates, including the significant number of new associates as a result of the Cavalry merger, and better aligning their interest with shareholders of the Company.
     Equity-based compensation advances the interests of the Company by encouraging and providing for the acquisition of equity interest in the Company by all of the Company’s associates, thereby providing substantial motivation for superior performance and aligning their interest with shareholders of the Company. In order to provide the Company with greater flexibility to adapt to changing economic and competitive conditions, and to continue its practice of attracting and retaining experienced associates, the Board proposed the adoption, subject to shareholder approval, of an amendment of the Equity Incentive Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares. The Board believes that the approval of this amendment is essential to further the long-term stability and financial success of the Company by attracting, motivating and retaining qualified associates at all levels of the Company through the use of stock incentives.
     The proposed amendment increases the number of shares of Common Stock which may be issued under the Equity Incentive Plan by 500,000 shares or 3.3% of the 15,300,175 shares of Common Stock outstanding on March 27, 2006. These 500,000 shares plus the 301,659 shares remaining available for issuance and the 473,189 shares issuable upon exercise of awards currently outstanding under the Equity Incentive Plan as of March 27, 2006, will provide an aggregate of 1,274,848 shares available for issuance. Since inception and through March 27, 2006, 56,055 shares (adjusted for subsequent stock splits) have been acquired by employees under both the 2000 Plan and the Equity Incentive Plan and 23,812 shares have been issued as restricted stock to executive officers and directors.
     Two measurements that are considered meaningful by some shareholders in consideration of proposals to increase the number of shares available for issuance under an equity incentive plan are “overhang ratios” and “stock option burn rates.” The overhang ratio is the ratio of all common stock of a company that is reserved for issuance pursuant to a stock option plan to total outstanding common stock plus the impact of the issued stock options. The Company’s overhang ratio has ranged between 11% and 20% since inception. Should the proposed amendment be approved by the Company’s shareholders the overhang ratio would approximate 13.4% which is consistent with prior periods and the lowest overhang ratio the Company has experienced since April 2004. The following is an analysis of the Company’s overhang ratio as of the following selected dates:

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December 31, 2000	19.8%
December 31, 2001	17.1%
December 31, 2002	11.8%
December 31, 2003	11.8%
December 31, 2004	16.7%
December 31, 2005	16.3%
March 27, 2006 (*)	10.9%

(*)	Includes impact of the Company’s merger with Cavalry and the assumption by the Company of Cavalry’s 1999 Stock Option Plan. Should the amendment be approved the overhang ratio would increase to approximately 13.4% on May 16, 2006.
     A company’s stock option burn rate is computed by dividing the number of stock option grants in any particular period by the number of outstanding shares of the Company’s common stock at the end of the period. The result is usually compared to industry data, particularly data furnished by various shareholder services groups. The Company’s burn rate for the year ended December 31, 2005 was 2.49%. The Company believes that its burn rate for 2005 was consistent with guidelines established for banks that are members of the Russell 3000 stock index by one of the leading shareholder services firms. Furthermore, the Company believes that its burn rate for 2006 will be less than its 2005 burn rate.
     A copy of the proposed amendment is included as Appendix D hereto. If approved by the shareholders, the amendment will become effective as of May 16, 2006.
Summary of Material Provisions of the Equity Incentive Plan
     The purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things:
(i)	Attracting and retaining associates through the utilization of broad-based incentive plans such as the Equity Incentive Plan;

(ii)	Motivating such individuals by means of performance-related incentives to achieve long-range performance goals;

(iii)	Enabling such individuals to participate in the long-term growth and financial success of the Company;

(iv)	Encouraging ownership of stock in the Company by such individuals; and

(v)	Linking their compensation to the long-term interests of the Company and its shareholders.
     Because awards under the Equity Incentive Plan are at the discretion of the Human Resources, Nominating and Compensation Committee (the “Committee”), the benefits that will be awarded under the Equity Incentive Plan to the Named Executive Officers or the Company’s other executive officers cannot be determined at this time.
     To date, the Company has awarded stock options pursuant to the Equity Incentive Plan under a broad-based framework whereby all employees have received stock option awards. The Company wishes to continue these broad-based awards and the Committee believes the structure of the Equity Incentive Plan is appropriate for that purpose. The Committee has also issued shares of restricted stock to the Company’s

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directors and members of executive management. The proposed Equity Incentive Plan provides a flexible solution to the Committee for long-term incentives to employees including stock options, stock appreciation rights, restricted shares and units, performance shares and performance units.
            As described in more detail below, the Equity Incentive Plan contains the following provisions:
•	The Equity Incentive Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price. The Company has never repriced any of its options.

•	The Equity Incentive Plan provides that any options granted under the Equity Incentive Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•	The Equity Incentive Plan limits to 50,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Officer (as defined in the Equity Incentive Plan) in each year of the performance period and to five times the Covered Officer’s annual salary the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.
     The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached as Appendix D to the Company’s Proxy Statement for the 2004 Annual Meeting of Shareholders, as amended by the First Amendment to Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan, a copy of which is attached as Appendix B to the Company’s proxy statement for the 2005 Annual Meeting, and incorporated herein by reference.
Shares Available for Awards under the Plan
     Under the Equity Incentive Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan if the amendment described herein is approved by the Company’s shareholders is 1,257,910.
     Shares of Common Stock subject to an award under the Equity Incentive Plan or the Company’s 2000 Stock Incentive Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including, with respect to the Equity Incentive Plan, shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.
     In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that relate to more than 50,000 shares of Common Stock, subject to adjustment in certain circumstances.

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     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.
Eligibility and Administration
     Associates and Directors of the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. The Committee administers the Equity Incentive Plan and is to be composed of not less than two non-employee directors, each of whom is a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.
Stock Options and Stock Appreciation Rights
     The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option, which SARs may be settled in cash or Common Stock, as the Committee may determine. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value.
Restricted Shares and Restricted Share Units
     The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends, if any, and the right to vote such shares. Except as provided in the Equity Incentive Plan, none of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.
     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant

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remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.
Performance Share and Performance Unit Awards
     A performance share award consists of a right to receive shares of Common Stock upon the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time as the Committee shall determine. Performance share awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance share award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
     A performance unit award consists of a right that is (i) denominated in cash, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. Performance unit awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Absent a determination by the Committee to the contrary, a participant’s rights to any performance unit award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.
     Performance share and performance unit awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Performance goals will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings or book value per share; (b) net income; (c) return on equity, assets, capital, capital employed or investments; (d) earnings before interest, taxes, depreciation and/or amortization; (e) operating income or profit; (f) operating efficiencies; (g) the ratio of criticized/classified loans to capital; (h) allowance for loan losses; (i) the ratio of non-performing loans to total loans; (j) the ratio of past due loans greater than 90 days and non-accruals to total loans; (k) the ratio of net charge-offs to average loans; (l) after tax operating income; (m) cash flows; (n) total revenues or revenues per employee; (o) stock price or total shareholder return; (p) growth in deposits; (q) dividends; or (r) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.
     To the extent necessary to comply with Section 162(m), with respect to grants of performance share, performance unit and other performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of

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which all performance awards may be granted under the Equity Incentive Plan in each year of the performance period is 50,000 and the maximum amount of any award settled in cash is $1,000,000 in each year of the performance period.
Other Stock-Based Awards
     The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.
Termination of Employment
     The Committee will determine the terms and conditions that apply to any award upon a Termination of Service (as defined in the Equity Incentive Plan) with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.
Change in Control
     All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan) but only if, and to the extent, determined by the Committee.
Amendment and Termination
     The Board may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not adversely affect the rights of any award holder without the award holder’s consent.
Other Terms of Awards
     The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.
Certain Federal Income Tax Consequences
     The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

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     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, a SAR, a restricted share award, a performance share award or a performance unit award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.
     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).
     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.
     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock or performance shares, the participant will recognize ordinary income on the fair market value of the Common Stock at the time such shares of become vested as a result of the restrictions lapsing with respect to restricted shares or the achievement of the performance goals with respect to performance shares unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made).
     Payments made under performance awards settled in cash are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.
     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards, including performance share awards and performance unit awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

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     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.
     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.
     The following table summarizes information concerning the Company’s equity compensation plans at December 31, 2005:

Number of
Securities
	Number of	Weighted	Remaining
	Securities to be	Average	Available for Future
	Issued upon	Exercise	Issuance Under
	Exercise of	Price of	Equity
	Outstanding	Outstanding	Compensation Plans
	Options,	Options,	(Excluding
	Warrants and	Warrants	Securities Reflected
Plan Category	Rights	and Rights	in First Column)
Equity compensation plans approved by shareholders:
2000 Stock Incentive Plan	954,091	$7.64	—
2004 Equity Incentive Plan	288,302	$21.13	482,662
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	1,242,393	$9.78	482,662

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE PINNACLE FINANCIAL PARTNERS, INC. 2004 EQUITY INCENTIVE PLAN.
* * * * *
PROPOSAL #4: RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Board of Directors of the Company, as recommended and approved by the Audit Committee, is recommending to the shareholders the ratification of the appointment of the accounting firm of KPMG, LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006. The firm of KPMG, LLP has served as the Company’s auditors since 2002. A representative of the firm is expected to be present at the meeting and will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from shareholders.
     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
* * * * *

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EXECUTIVE MANAGEMENT INFORMATION
     The following table shows for the Named Executive and other executive officers of the Company and the Bank: (a) his or her name, (b) his or her age, (c) how long he or she has been an officer, and (d) his or her position.

		Officer
Name	Age	Since	Position with Company and Bank
Named Executive Officers:
M. Terry Turner	50	2000	President and Chief Executive Officer
Robert A. McCabe, Jr.	55	2000	Chairman of the Board
Hugh M. Queener	50	2000	EVP and Chief Administrative Officer
Harold R. Carpenter, Jr.	46	2000	EVP and Chief Financial Officer
Charles B. McMahan	59	2003	EVP and Senior Credit Officer
Other Executive Officers:
Joanne B. Jackson	48	2000	Mgr. Client Services Group
William S. Jones	46	2006	Rutherford County Executive
Ed C. Loughry, Jr.	63	2006	Vice Chairman of the Board
Martha B. Olsen	57	2005	Chief People Officer
James E. White	53	2000	Mgr. Client Advisory Group
     Mr. Turner was employed by First American National Bank serving in various capacities from 1979 to 1999. Mr. Turner served from January 1994 until November 1998 as President of the Retail Bank of First American National Bank. From November 1998 until October 1999, he served as President of the Investment Services Group of First American Corporation.
     Mr. McCabe was employed by First American National Bank serving in various capacities from 1976 to 1999, including being appointed vice chairman of First American Corporation from 1994 to 1999.
     Mr. Queener was employed by AmSouth Bancorporation from 1999 to 2000 serving as an Executive Vice President in the consumer banking group in Nashville. Prior to the merger with AmSouth, Mr. Queener was employed by First American National Bank from 1987 to 1999 serving most recently as executive vice president in charge of retail lending from 1987 to 1999. Prior to his employment at First American, Mr. Queener was employed with The Kirchman Corporation from 1986 to 1987 and served as senior vice president for client service, installations and software development and support.
     Mr. Carpenter was employed by AmSouth Bancorporation from 1999 to 2000 as a senior vice president in the finance group in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. Carpenter was employed by First American Corporation as senior vice president from 1994 to 1999 serving most recently as the financial manager for the Tennessee, Mississippi and Louisiana areas. Mr. Carpenter is a certified public accountant, a member of the American Institute of Certified Public Accountants, and was employed by the national accounting firm, KPMG LLP, from 1982 to 1994.
     Mr. McMahan was employed by AmSouth Bancorporation from 1999 to 2002 as Senior Vice President – State Senior Credit Officer for Tennessee and Louisiana based in Nashville, Tennessee. Prior to the merger with AmSouth, Mr. McMahan was employed in a variety of roles from 1974 to 1999 at First American National Bank in the commercial and consumer lending areas and, ultimately, was promoted to Executive Vice President – Credit Administration. Mr. McMahan is also a certified public accountant.
     Ms. Jackson was employed by AmSouth Bancorporation from 1999 to 2000 as the business banking team leader in Nashville, Tennessee. Prior to the merger with AmSouth, Ms. Jackson was employed as a senior vice president at First American National Bank from 1994 to 1999 serving in a variety of roles focusing on the consumer and small business market.

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     Mr. Jones began his employment at Cavalry and Cavalry Banking in 1992 after working for SunTrust Banks, Inc. and its predecessors. Mr. Jones held the position of Executive Vice President and Chief Administrative Officer at Cavalry from 1999 until its merger with the Company. Previously, Mr. Jones was a Senior Vice President and Trust Officer of Cavalry having started and developed Cavalry’s trust division.
     Mr. Loughry joined Cavalry Banking in 1968 and served as President and Chief Executive Officer of Cavalry Banking from 1982 until its merger with Pinnacle National Bank. He also served as President and Chief Executive Officer of Cavalry Bancorp from its inception 1998 until its merger with the Company. Mr. Loughry served as a director of Cavalry Banking since 1982 and Cavalry Bancorp, Inc. since 1998. He was the Chairman of the Board of Cavalry since 1999.
     Ms. Olsen joined Pinnacle in 2005 after working with the National Federation of Independent Business for seven years as Vice President of Human Resources and Senior Vice President of Development. She led the Human Resources program at Baptist Hospital in Nashville for nine years and First American Corporation for two years. Between 1979 and 1986 she served as the Commissioner of Revenue and the Commissioner of Personnel for the State of Tennessee.
     Mr. White was employed by AmSouth Bancorporation from 1999 to 2000 serving as Executive Vice President – Group Sales Manager for the private banking group in Nashville. Prior to First American National Bank’s merger with AmSouth, Mr. White was employed by First American National Bank from 1991 to 1999 serving in a variety of roles in the commercial and private banking areas, including private banking group manager in 1998 and 1999 and president of the middle region of Tennessee in 1997 and 1998.
* * * * *
REPORT OF THE
HUMAN RESOURCES, NOMINATING AND COMPENSATION COMMITTEE
     The duties and responsibilities of the Human Resources, Nominating and Compensation Committee (the “Committee”) include, among other things, overseeing the Company’s overall executive compensation philosophy; measuring performance with respect to established goals and objectives; designing the components for all executive compensation; and establishing the framework for all compensation for the Chief Executive Officer. The Committee is composed of five independent directors.
     Compensation Philosophy
     Pinnacle’s executive compensation philosophy includes the following principles:
•	A comprehensive compensation package should take into account all forms of compensation to include salary, incentives, other compensation and perquisites.

•	Compensation should be competitive with peers based on asset size.

•	Compensation should include significant upside potential and downside risk.

•	Incentives should ensure excellent short-term and long-term results.

•	Key performance measures contained in the strategic framework that were adopted by the Board of Directors and updated annually provide a basis for making qualitative judgments about performance and its implication on compensation and incentive payouts.

•	Compensation should be both affordable for the firm and fair to the executive.

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     Measuring Performance
     The Board has established a strategic framework consisting of 20 financial and other measures in the critically important areas of soundness, profitability, growth and market effectiveness. The Board has established long-term targets and annual targets for the current and next two years for each of these performance measures. These measurements primarily include categories which are widely known in the banking industry as well as several internally developed benchmarks as follows:

Soundness
Criticized/classified assets to capital	Allowance for loan losses to total loans
Nonperforming loans to total loans	Past due loans > 30 days
Net charged-off loans to average loans	Tier 1 leverage ratio
Total risk based capital ratio	Net noncore funding dependency

Profitability
Return on average assets	Return on average equity
Fully-diluted earnings per share	Efficiency ratio
Total noninterest income to total revenues	Net interest margin

Growth
Growth in earnings per share year over year	Growth in deposits year over year

Market Effectiveness
Market share	Internal client service index
Internal operational quality index	Associate retention rates
     The key performance measures noted above are integral parts of the Company’s strategic planning efforts. Annually, these measurements are reviewed and, in some cases, the measures or targets are modified by the Board. These measurements provide a basis for making qualitative judgments about performance and its implication on compensation and incentive awards for the Company’s executive officers, particularly the Chief Executive Officer.
     COMPONENTS OF EXECUTIVE COMPENSATION
     The three primary components of executive compensation are:
•	Base Salary

•	Annual Cash Incentive Plan

•	Long-term Equity Compensation Incentive Plans
     Base Salary - Base salary is designed to provide reasonable levels of compensation to the executive. Salaries for the Company’s executive officers are reviewed annually and are based on:
•	Job scope and responsibilities;

•	Corporate, business unit, and individual performance;

•	Competitive salaries for similar positions at peer institutions; and

•	Other factors.
     Annual Cash Incentive Plan - All non-commissioned associates of the Company are eligible for participation in the Annual Cash Incentive Plan which provides awards to the participants at various levels

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ranging from 10% of base salary to 50% of base salary. For the Named Executive Officers and certain other executive officers, the targeted annual cash incentive plan ranges from 30 – 50% of the officer’s base salary and is considered “at risk” if minimum performance thresholds are not met. The Committee is responsible for administering the Annual Cash Incentive Plan. For all participants, the award is based on achieving the Company’s annual earnings targets and clearing various soundness thresholds. The Annual Cash Incentive Plan is structured such that awards may increase or decrease in relation to the targeted award based on whether the Company’s actual performance for the calendar year exceeded pre-established performance targets or was less than the pre-established performance targets. Additionally, all participants must be rated at least “meets expectations” against their individual goals and objectives in their annual performance reviews to receive any payouts under the Annual Cash Incentive Plan. Except for the Named Executive Officers, the Chief Executive Officer of the Company also had discretionary authority to increase a participant’s award by 10% or decrease a participant’s award by 20% should the Chief Executive Officer determine that the efforts of the participant during 2005 warranted such an increase or decrease.
     In 2005, the Committee determined that the Company achieved its earnings targets and its soundness thresholds. As a result, the Company, based on the Committee’s instructions, awarded the participants, including the Named Executive Officers, an award which approximated 100% of their individually-targeted cash incentive award. For the Named Executive Officers, the 2005 cash incentive award actually paid equaled their targeted award.
     Long-term Equity Compensation Incentive Plans – In 2000, the Company’s Board adopted, and the Company’s shareholders approved, the Company’s 2000 Stock Incentive Plan (the “2000 Plan”). Under the terms of the 2000 Plan, the Company’s associates are eligible to receive stock option awards for the Company’s common stock. In 2004, the Company’s Board adopted, and the Company’s shareholders approved, the Company’s 2004 Equity Incentive Plan, as amended on April 19, 2005 (the “2004 Plan”). Under the terms of the 2004 Plan, the Company’s associates are eligible to receive equity-based incentive awards including stock options, stock appreciation awards, restricted shares of the Company’s common stock, restricted stock units and performance shares or units. The 2000 Plan and 2004 Plan reserved 1,790,000 shares of the Company’s common stock for issuance to the eligible participants.
     The Committee believes that equity-based, long-term compensation programs link the interests of senior management, both individually and as a team, to the long-term interests of stockholders. In 2005, the Committee granted awards to the Company’s Named Executive Officers, as follows:
•	Named Executive Officers received stock option awards during 2005 after the Committee considered the stock option holdings of these officers in relation to other associates in the Company. All stock options awarded to the Named Executive Officers in 2005 vest over a five-year period and have value only to the extent that the Company’s common stock price increases over the grant price during the ten-year exercise period. This compensation is totally at-risk in the event that the stock price does not increase over the grant price. The more shareholder value increases, the greater the compensation to the executives.

•	The Committee also granted shares of restricted stock to the Named Executive Officers and certain other senior executive officers, with the forfeiture restrictions of those awards tied to the achievement of certain soundness and profitability thresholds as prescribed by the Company’s three-year performance plan as approved by the Company’s board of directors. The restrictions associated with the restricted shares awarded to the Named Executive Officers in 2005 lapse in 33% increments upon the achievement of the performance targets for each fiscal year ended 2005, 2006 and 2007 or for the three year period ended 2007 in the event the one year targets were not met but the targets established for the three-year period were met on a cumulative basis. Therefore, the incentive is only earned if senior management effectively manages the Company to

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achieve sustained longer-term performance within certain earnings and soundness thresholds. The performance targets associated with the 2005 award were achieved and the restrictions associated with 2005 traunche of the 2005 award have been released. Additionally, the performance targets associated with the 2004 award were achieved and the restrictions associated with 2005 traunche of the 2004 award have also been released.
     Federal Income Tax Deductibility Limitations
     The Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, and to seek to qualify the Company’s long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. The Committee believes that all incentive compensation of the Company’s current executive officers, other than those stock option awards issued as incentive stock options, and not subsequently disqualified, pursuant to the Company’s 2000 Plan and the Equity Incentive Plan, will qualify as a tax deductible expense. The Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1,000,000 and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.
     Chief Executive Officer Compensation
     The goals of the Company require a CEO that can build a high-performing financial franchise and:
•	Meet or exceed ongoing profitability goals;

•	Recruit and retain a work force which embraces the culture of a high growth, values-oriented enterprise;

•	Market a financial firm that emphasizes distinctive service and expert advice to clients;

•	Plan and execute the necessary capital raising efforts to support the extraordinary growth;

•	Manage and measure the risk characteristics of the firm (including soundness, operational, and reputation risks) such that risks and returns remain in balance;

•	Conduct business that is consistent with the standards of the various regulatory bodies; and

•	Provide for a corporate governance process that is considered “best practice” among publicly held entities.
     In light of these goals, the Committee’s process for determining the compensation of M. Terry Turner, the Company’s CEO, involved several steps and included such items as the establishment of an appropriate basis for benchmarking; benchmarking bank performance relative to peers on key measures including those that are highly correlated to share price performance; making qualitative and quantitative judgments regarding the “market equity” of Pinnacle’s CEO compensation versus benchmark ranges; profiling targeted compensation and developing a change plan to implement the results of the process, if necessary. Additionally, and as was the case in 2005, the Committee may elect to engage an outside consultant to assist in the process if the Committee deems necessary. During 2005, the Committee engaged Mercer Human Resource Consulting to assist in the establishment of Mr. Turner’s compensation for 2005.
     Benchmarking is a critical part of the process of setting the Company’s compensation for its CEO. Publicly-held companies are required to publish CEO compensation data in their proxy materials, offering circulars and other filings with the SEC. There are several entities that produce peer comparisons based on that information. The Company utilizes an extensive annual executive compensation review compiled by SNL Financial. This review compares executive compensation practices of publicly held banking firms in the United States. As a part of their annual publication, this firm provides information on a total “option adjusted” compensation basis and each of its components for virtually all CEO’s of publicly held banks and

Pinnacle Financial Partners, Inc.	Page 30

thrifts. Total “option adjusted” compensation is the sum of direct cash compensation, the value of other compensation benefits (i.e., qualified pension plans, profit sharing plans, SERPs, etc.) and the value of any equity-based compensation such as stock options and restricted stock awards that may have been granted to the CEO. The Committee believes that this review, which it conducts annually, produces relevant and reliable information in order to assess the competitive landscape for bank executives with comparable job scope.
     In 2005, the Committee determined that the total “option adjusted” compensation for a select peer group of CEO’s of banks with assets of $600 million to $1.2 billion was an appropriate benchmark for the Company’s CEO and that Mr. Turner’s compensation should exceed the median compensation for this peer group. In addition to the benchmark, the Committee considered other relevant matters such as competition, the degree of difficulty in the annual or long-range plan, affordability and other matters the Committee deemed important. For 2005, the Committee determined that compensation for the Company’s CEO should approximate the 75th percentile of the selected peer group. In making this determination, the Committee noted that Mr. Turner had led the Company to outstanding levels of performance in soundness, profitability, growth and market effectiveness on both an annual and long-term basis, and that shareholders had directly benefited from his leadership.
     In setting the CEO’s 2005 total “option adjusted” compensation, the Committee believed that a significant portion of the compensation should be “at risk” and based on the achievement of performance targets. The Committee determined that if performance targets were met, then compensation would be enhanced for meeting those goals and objectives. If performance targets were not met, compensation would be negatively impacted. The Committee also determined that extraordinary results should provide for significantly enhanced compensation. Generally, the Committee believed that the CEO’s annual total “option adjusted” compensation should approximate the following guidelines:
-	40% to 50% should be in the form of base salary.

-	40% to 60% should be “at-risk”, tied to the achievement of short- and long-term performance targets.
-	Approximately one third of the “at-risk” compensation should be in the form of a targeted cash bonus award dependent on the firm meeting annual performance targets.

-	Approximately two thirds of the “at-risk” compensation should be longer-term in nature and directly linked to shareholder value creation. This compensation could be in the form of stock options, restricted stock, stock appreciation rights, etc. For longer-term compensation, the Committee believed that it should have latitude to grant awards that are both subject to time vesting and awards that vested pursuant to the achievement of multi-year performance targets.
     The Committee concluded that approximately 55% of the CEO’s compensation for 2005 was considered at risk and approximately 42% was in the form of base salary with the remaining 3% of the CEO’s 2005 compensation being in the form of car allowances, 401(k) plan match and other items. Therefore, the mix of fixed versus “at-risk” compensation was considered appropriate by the Committee. Furthermore, the Committee concluded that approximately 38% of the CEO’s “at-risk” compensation for 2005 was in the form of cash incentives and 62% was in the form of equity compensation incentives. Therefore, the mix of cash versus equity “at-risk” compensation was also considered appropriate by the Committee.
     Additionally, although other peer banks use other methods of compensation (e.g., board fees, pension plans, SERP’s, country club memberships, etc.), it was, and continues to be, the view of the Committee that total compensation for the Company’s CEO should be largely comprised of 1) direct cash compensation and 2) equity-based compensation which reward for achievement of the firm’s goals and objectives and the creation of long-term shareholder value. The Committee does, however, have the flexibility to utilize other

Pinnacle Financial Partners, Inc.	Page 31

forms of compensation as circumstances arise and provided the CEO with an automobile allowance of $13,200 during 2005.
     The Committee also encourages the CEO and all other Named Executive Officers to maintain a meaningful personal ownership in the Company in the form of common stock. Periodically, the Committee may establish minimum common stock beneficial ownership levels for the CEO and the other Named Executive Officers. In 2006, the Committee established common stock beneficial ownership levels for the CEO and the Chairman of the Board of 50,000 shares of Company common stock. Additionally, the Committee established stock beneficial ownership levels of 25,000 shares for the Chief Administrative Officer and 10,000 shares for both the Chief Financial Officer and the Chief Credit Officer. As of April 14, 2006, all Named Executive Officers currently exceed the applicable minimum level of beneficial ownership.
     In 2005, the CEO’s annual base salary was set by the Committee at $330,000. Additionally, on January 19, 2005, the Committee granted to the CEO an option to purchase 22,111 shares of the Company’s common stock at an exercise price of $23.88 per share. The option, which vests 20% per year for five years, may be exercised by the CEO until January 19, 2015. In determining the amount of the stock option grant, the Committee estimated that the value of the stock option grant should approximate $176,000 or $7.97 per grant. On August 16, 2005, the Committee granted the CEO a restricted stock award of 3,592 shares of the Company’s common stock with a three-year restriction period. Based on the value of the Company’s common stock on August 16, 2005, these restricted awards approximated $88,000 in value. The restriction period lapses in equal annual installments if the Company achieves certain earnings and soundness targets during each of the three years. If the targets are not met in any particular year, the restrictions will ultimately lapse for that year only if the Company achieves certain cumulative earnings and soundness targets for the three-year period covered by the award.
     Under the terms of the Company’s annual cash incentive plan, the CEO is eligible to receive a bonus payment targeted at 50% of his base salary based on the Company’s and the CEO’s performance during the year. The amount of the bonus is determined at the sole discretion of the Committee. On January 20, 2006, the Company paid the CEO $165,000 pursuant to the Company’s Annual Cash Incentive Plan for the 2005 fiscal year. The amount paid was equal to 50% of the CEO’s base salary or 100% of the CEO’s 50% targeted award.
     The CEO’s employment agreement, which was executed in 2000, automatically renews each day, so that the agreement always has a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. The agreement also includes severance in the event of certain terminations of employment or changes in control. The amount of such severance is three times current salary and target bonus. For example, had an event giving rise to severance occurred in 2005, the payment to Mr. Turner would have been approximately $1.5 million, exclusive of any amounts required to “gross up” payments for excise taxes due under Section 4999 of the Internal Revenue Code. Please see “Employment Agreements” on page 38 of this proxy statement.

Pinnacle Financial Partners, Inc.	Page 32

     Tally Sheet
     The Committee is including in this year’s report a summary of the various compensation and employment matters for the Named Executive Officers. Such information as presented in this format is typically referred to as a “tally sheet”. Even though most of the information is also included in other sections of this 2006 Proxy Statement, the objective of this tally sheet is to present the more significant compensation elements in a concise format as follows:
COMPENSATION MATTERS

Position	President And Chief Executive Officer Turner	Chairman of the Board McCabe	Chief Administrative Officer Queener	Chief Financial Officer Carpenter	Chief Credit Officer McMahan
Annual base salary:
2005 Actual	$330,000	$313,500	$217,000	$157,000	$154,336
2006 Authorized	$410,000	$389,500	$234,000	$175,000	$175,000
Annual cash incentive – Actual and target payouts expressed as a percentage of base salary. Payout of incentive compensation occurs upon achievement of certain soundness and performance thresholds as determined by the Committee. Payout for 2005 was at 100% of target for each named executive officer.

	Turner	McCabe	Queener	Carpenter	McMahan
2005 Actual	50%	50%	40%	40%	30%
2006 Target	50%	50%	40%	40%	30%
Options to acquire common stock – All options are granted at an exercise price that equals that day’s closing price of the Company’s common stock. The exercise price for the 2005 awards is $23.88 per share and the exercise price for the 2006 awards is $27.11 per share. All awards expire ten years from date of issuance and vest in 20% increments on the anniversary date of the grant. The 2005 awards were issued as incentive stock options while the 2006 awards are classified as nonstatutory stock options. Pursuant to a Black Scholes calculation, the grant date fair value of the 2005 awards was $7.15, while the grant date fair value of the 2006 awards was calculated to be $9.67. The following are the number of options to acquire common stock granted to each Named Executive Officer since January 1, 2005:

	Turner	McCabe	Queener	Carpenter	McMahan
January 19, 2005	22,111	19,715	17,306	5,400	8,000
March 15, 2006	23,866	22,673	11,933	9,189	8,353
Restricted shares – During 2005, the Company awarded restricted shares to certain executive officers, including the Named Executive Officers. The restrictions on these shares lapse in 33% annual increments upon the achievement of certain soundness and performance thresholds for the fiscal years ended December 31, 2005, 2006 and 2007. Based on achievement of the soundness and performance thresholds for the fiscal year ended December 31, 2005, the restrictions for the 2005 Award did lapse as did similar restrictions on restricted share awards from a 2004 award. The following is the number of shares each Named Executive Officer was awarded in 2005. It is anticipated that in the third quarter of 2006, each Named Executive Officer will receive another restricted share grant with similar terms as the 2005 awards.

	Turner	McCabe	Queener	Carpenter	McMahan
2005 Awards	3,592	3,412	2,362	1,600	1,000

	Turner	McCabe	Queener	Carpenter	McMahan
Other Compensation Matters:
Stock appreciation rights granted	None	None	None	None	None
Stock performance units granted	None	None	None	None	None
SERP	NA	NA	NA	NA	NA
Pension plan	NA	NA	NA	NA	NA
Deferred compensation	NA	NA	NA	NA	NA
Board fees	No	No	NA	NA	NA

Pinnacle Financial Partners, Inc.	Page 33

EMPLOYEE BENEFITS
Group benefit package – All Company associates, including the Named Executive Officers, participate in the Company’s group benefit package which includes the usual medical and dental benefits, group life, group disability, healthcare and dependent care reimbursement plans, 401k plan, etc. The Named Executive Officers receive no incremental employee benefits that are not offered to other Company associates, other than an enhanced long-term disability policy that provides incremental coverage over the group policy maximums.
Paid time off – Below is each Named Executive Officer’s annual allotment for paid time off expressed as a number of days per year (excluding holidays). The Company does not provide sick leave for any associate, including the Named Executive Officers. Additionally, associates, including the Named Executive Officers, are not permitted to carryover unused paid time off into a subsequent fiscal year.

	Turner	McCabe	Queener	Carpenter	McMahan
Annual Allotment	25 days	25 days	25 days	25 days	25 days

	Turner	McCabe	Queener	Carpenter	McMahan
Executive perquisites:
Company provided vehicles	NA	NA	NA	NA	NA
Automobile allowance	$13,200 / year	$13,200 / year	$13,200 / year	No	No
Parking allowances	No	No	No	No	No
Personal tax return fees paid - 2005	$ 750	$ 2,075	$ —	No	No
Health club membership	No	No	No	No	No
Country club membership	No	No	No	No	No
Corporate aircraft	NA	NA	NA	NA	NA
EMPLOYMENT AGREEMENTS
Of the Named Executive Officers, Messrs. Turner, McCabe, Queener and Carpenter are parties to an employment agreement with the Company. These agreements are discussed more fully on page 38 of the 2006 Proxy Statement.
Summary
     The Committee believes this mix of market-based salaries, potentially significant variable cash incentives associated with annual and long-term performance and the potential for equity ownership in the Company represents a balance that will attract and retain high quality, experienced, management and motivate the management team to produce strong returns and accomplish multi-year performance objectives. The Committee further believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate rewards based on shareholder value creation.

Gregory L. Burns, Chairman
John E. Maupin, Jr., Member
Hal N. Pennington, Member
James L. Shaub, II, Member
Reese L. Smith, III, Member
The foregoing report of the Human Resources, Nominating and Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

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* * * * *
STOCKHOLDER RETURN PERFORMANCE GRAPH
     Set forth below is a line graph comparing the monthly percentage change in the cumulative total stockholder return on the Company’s Common Stock against the cumulative total return of the NASDAQ Market Index and a customized index created by SNL Financial of Southeastern United States banks with assets of $500 million to $1 billion for the period commencing on December 31, 2000 and ending December 31, 2005 (the “Measuring Period”). The graph assumes that the value of the investment in the Company’s Common Stock and each index was $100 on December 31, 2000. The change in cumulative total return is measured by dividing the change in share price between the beginning and end of the Measuring Period by the share price at the beginning of the Measuring Period. As the Company paid no cash dividends, the impact of dividends is not applicable to the Company’s total return. However, cash dividends may impact the cumulative returns of the two indices.
Cumulative Total Returns (1)
Comparison of
PINNACLE FINANCIAL PARTNERS, INC.
NASDAQ NATIONAL STOCK MARKET (US) INDEX
SNL SOUTHEAST BANKS with ASSETS of $500 MILLION to $1 BILLION (2)

(1)	Assumes $100 invested on December 31, 2000 in Pinnacle Financial Partners, Inc. Common Stock (“PNFP”) and the two indexes noted above. Additionally, PNFP has traded on the Nasdaq National Market since August 14, 2002. From May 28, 2002 to August 13, 2002, PNFP was traded on the Nasdaq SmallCap Market. Prior to May 28, 2002, PNFP was traded on the OTC Bulletin Board.

(2)	SNL Southeast Banks with assets of $500 million to $1 billion is a customized index consisting of 40 publicly traded banking institutions headquartered in nine states in the southeastern United States. SNL Financial is a financial research firm focused on banking and other industries and is located in Charlottesville, Virginia.

Pinnacle Financial Partners, Inc.	Page 35

Cumulative Total Return of $100.00 initial investment on December 31, 2000

	December 31,
	2000	2001	2002	2003	2004	2005
Pinnacle Financial Partners, Inc.	100.00	170.83	215.17	391.67	754.03	832.67
NASDAQ National Market (US) Index	100.00	79.18	54.44	82.09	89.59	91.54
SNL Southeast Banks with assets of $500 million to $1 billion	100.00	128.87	161.63	227.79	255.68	271.58
* * * * *
COMPENSATION
     The following table sets forth information concerning the annual and long-term compensation for services in all capacities of the Chief Executive Officer and the other four most highly compensated executive officers of the Company whose salary and bonus payment exceeded $100,000 (collectively, “Named Executive Officers”) for the years ended December 31, 2005, 2004 and 2003.
Summary Compensation Table

		Annual Compensation			Long-term Compensation
					Restricted	Number of
				Other Annual	Stock	Securities	All Other
Named Executive Officer		Salary	Bonus	Compensation	Awards (1)	Underlying	Compensation (3)
Principal Position	Year	($)	($)	($)	($)	Options (2)	($)
M. Terry Turner, Chief	2005	$330,000	$165,000	—	$86,958	22,111	$27,038
Executive Officer	2004	260,000	104,000	—	14,401	15,140	22,236
	2003	235,000	113,500	—	—	25,000	19,200

Robert A. McCabe, Jr.,	2005	$313,500	$156,750	—	$82,610	19,715	$27,384
Chairman	2004	257,100	102,840	—	12,836	13,500	23,902
	2003	232,500	112,250	—	—	22,000	19,200

Hugh M. Queener, Chief	2005	$217,000	$86,800	—	$57,182	17,306	$22,236
Administrative Officer	2004	188,000	60,160	—	11,208	11,850	20,599
	2003	173,625	65,600	—	—	19,000	19,067

Harold R. Carpenter, Chief	2005	$157,000	$62,800	—	$38,736	5,500	$5,791
Financial Officer	2004	131,250	31,500	—	6,574	5,400	4,771
	2003	125,000	43,500	—	—	—	3,324

Charles B. McMahan, Senior	2005	$154,336	$46,300	—	$24,210	8,000	$5,045
Credit Officer	2004	145,600	34,944	—	7,326	6,150	4,859
	2003	136,833	42,000	—	—	5,000	4,048

(1)	Includes the value, based on the closing market price of the Common Stock on the Nasdaq National Market on August 21, 2005 the date of issuance for the 2005 award and August 26, 2004 the date of issuance for the 2004 Award. In 2005, the following number of shares were awarded: Mr. Turner, 3,592 shares; Mr. McCabe, 3,412 shares; Mr. Queener, 2,362 shares; Mr. Carpenter, 1,600 shares; and Mr. McMahan, 1,000 shares. In 2004, the following number of shares were awarded: Mr. Turner, 690 shares; Mr. McCabe, 615 shares; Mr. Queener, 537 shares; Mr. Carpenter, 315 shares; and Mr. McMahan, 351 shares. The restrictions associated with these restricted shares lapse if key performance targets related to a maximum amount of criticized assets and the achievement of a certain earnings per share are achieved over a three-year period. As a result, the restrictions associated with the restricted shares awarded to the named executive officers lapse in 33% increments upon the achievement of the performance targets for each fiscal year ended. Additionally, for those awards for which the one year targets may not be met, the restrictions may lapse if the Company meets targets for the three-year period. These performance targets were met for 2005 and 2004. At December 31, 2005, the named executive officers’ aggregate holdings of restricted shares of the Company and the market value of such shares (based on a $24.98 per share price) was as follows: Mr. Turner, 4,052 shares valued at $101,215; Mr. McCabe, 3,822 shares valued at $95,480; Mr. Queener, 2,720 shares valued at $67,943; Mr. Carpenter,

Pinnacle Financial Partners, Inc.	Page 36

1,810 shares valued at $45,214; and Mr. McMahan, 1,234 shares valued at $30,825. If the Company pays dividends during the forfeiture period, dividends will be paid on the restricted shares.

(2)	Adjusted for a two for one stock split on May 10, 2004.

(3)	The Company also incurs additional costs related to automobile allowances for certain named executive officers, matching contributions pursuant to the requirements of the Company’s 401(k) retirement plan and premium costs for additional long term disability coverage provided for the Named Executive Officers. All other compensation reflects the following items for each named executive officer:

				Long Term
		Auto	401k Plan	Disability
		Allowance	Match	Premium
M. Terry Turner	2005	$13,200	$8,663	$5,175
	2004	13,200	6,500	2,536
	2003	13,200	6,000	—

Robert A. McCabe, Jr.	2005	$13,200	$7,875	$6,309
	2004	13,200	7,546	3,156
	2003	13,200	6,000	—

Hugh M. Queener	2005	$13,200	$6,043	$2,993
	2004	13,200	4,673	1,494
	2003	13,200	4,870	—

Harold R. Carpenter	2005	$—	$4,121	$1,670
	2004	—	3,937	834
	2003	—	3,324	—

Charles B. McMahan	2005	$—	$4,051	$994
	2004	—	4,361	498
	2003	—	4,048	—
     The Company believes that bonuses are a valuable tool in motivating an employee base that is focused on providing its customers effective financial advice and increasing shareholder value. As a result, substantially all of the Company’s employees are eligible for variable pay (bonus) incentives through the Company’s Annual Cash Incentive Plan. The Company believes this differentiates it from many other financial institutions. The Annual Cash Incentive Plan is approved by the Human Resources, Nominating and Compensation Committee of the Board. This plan requires the Company to achieve certain financial goals for the calendar year in order for a payment of any annual award to any employee. These financial goals include a limitation as to the maximum level of criticized assets and the achievement of a certain level of earnings. Each employee who is eligible for an award is given a target of 10% to 50% of their base pay at the beginning of the year. This percentage increases or decreases should the Company exceed or not meet its financial goals. The Company’s Chief Executive Officer also had the discretion to reduce an award for performance reasons to any individual by 20% of the targeted award or increase an award by an additional 10% to an employee based on individual accomplishment. During the year ended December 31, 2005, $2,004,000 in bonuses were awarded to the Company’s associates, of which $517,000 was awarded to the Named Executive Officers. The incentive plan for 2006 is structured similarly to that of 2005 with there being a limitation as to the Company’s maximum amount of criticized assets and the achievement of a certain earnings per share for the year.
     Option Grants in 2005. The following table sets forth information concerning stock options granted in 2005 to the Named Executive Officers listed above under the 2004 Incentive Plan. The Company did not grant any stock appreciation rights during 2005.

Pinnacle Financial Partners, Inc.	Page 37

Option Grants for the year ended December 31, 2005

					Potential Realizable Value
					(Assumes Annual
	Number of	Percent of			Rates of Stock Price
	Securities	Total Options	Exercise		Appreciation for
	Underlying	Granted to All	Price		Option Term)
Name	Options	Employees in 2005	Per Share	Expiration Date	5%($)	10%($)
M. Terry Turner	22,111	10.6%	$23.88	Jan. 15, 2015	$332,063	$841,513
Robert A. McCabe, Jr.	19,715	9.4%	$23.88	Jan. 15, 2015	$296,080	$750,325
Hugh M. Queener	17,306	8.3%	$23.88	Jan. 15, 2015	$259,902	$658,642
Harold R. Carpenter	5,400	2.6%	$23.88	Jan. 15, 2015	$81,097	$205,516
Charles B. McMahan	8,000	3.8%	$23.88	Jan. 15, 2015	$120,144	$304,469
Named executive officers, as a group	72,632	34.7%
All employees, as a group	209,482	100.0% $22.09 to $25.70 Thru Nov. 22, 2015
     All of the Company’s options issued in 2005 have been issued pursuant to the 2004 Equity Incentive Plan and vest in 20% increments beginning one year from the date of grant and vest 20% each year for the following four years. Vesting for all options will be accelerated in the event of a “change of control”. A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party. Pursuant to the 2004 Equity Incentive Plan, options expire ten years from the grant date. All of the options were granted at exercise prices equal to the closing price of the Company’s Common Stock on the date of grant.
     Aggregate Option Exercises During 2005 and Option Values at Year-End. The following table sets forth information on options granted to the above Named Executive Officers as of December 31, 2005.
Aggregate Option Exercises for the year ended December 31, 2005 and
December 31, 2005 Option Values

	Aggregate option		Number of securities		Value of unexercised
	exercises during 2005		underlying unexercised		in-the-money options
	Shares acquired	Value	options at December 31, 2005		at December 31, 2005 (1)
	on exercise (2)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
M. Terry Turner	—	—	142,028	70,223	$2,806,846	$846,655
Robert A. McCabe, Jr.	—	—	140,500	64,715	2,781,504	797,643
Hugh M. Queener	—	—	93,370	50,786	1,838,958	578,999
Harold R. Carpenter	—	—	17,100	15,800	339,503	182,912
Charles B. McMahan	—	—	4,230	14,920	71,085	107,891

(1)	At December 31, 2005, the closing price of the Company’s common stock on the Nasdaq National Market was $24.98 per share. Value is calculated on the basis of the difference between the option exercise price and $24.98, multiplied by the number of shares of Common Stock underlying the option.

(2)	No Named Executive Officers exercised any options during 2005.
EMPLOYMENT AGREEMENTS
     The Company entered into a three-year employment contract with M. Terry Turner, President and Chief Executive Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after March 31, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Turner, the Company will be obligated to pay Mr. Turner his base salary for the following terminating events:

Pinnacle Financial Partners, Inc.	Page 38

Payment Obligation
Terminating Event	In relation to Base Salary
Mr. Turner becomes permanently disabled	Maximum of six months
The Company terminates Mr. Turner’s employment without cause, as defined in the agreement	End of agreement’s term , but not more than three years
Mr. Turner terminates his employment for cause, as defined	Maximum of twelve months
Mr. Turner terminates his employment within twelve months after a change of control, as defined	Three times base salary and target bonus, plus benefits
     The Company entered into a three-year employment contract with Robert A. McCabe, Jr., Chairman of the Board and Chief Financial Services Officer, on August 1, 2000. The agreement automatically renews for an additional day each day after August 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. McCabe, the Company will be obligated to pay Mr. McCabe his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The Company entered into a three-year employment contract with Hugh M. Queener, Chief Administrative Officer, on December 4, 2000. The agreement automatically renews for an additional day each day after April 1, 2000, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Queener, the Company will be obligated to pay Mr. Queener his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The Company entered into a three-year employment contract with Harold R. Carpenter, Chief Financial Officer, on March 14, 2006. The agreement automatically renews for an additional day each day after March 14, 2006, so that it will always have a three-year term, unless any of the parties to the agreement gives notice of intent not to renew the agreement. Pursuant to this agreement with Mr. Carpenter, the Company will be obligated to pay Mr. Carpenter his base salary under the same terms and conditions as described above under Mr. Turner’s agreement for certain terminating events.
     The employment agreements set forth above for Messrs. Turner, McCabe, Queener and Carpenter, contain provisions that if the executive terminates his employment with the Company for “cause” within a year following a “change of control”, the executive shall be entitled to a severance payment equal to three times the executive’s then current salary and target bonus. A “change of control” generally means the acquisition by a person or group of 40% or more of the voting securities of the Company or the Bank; a change in the majority of the Board over a twelve-month period (unless the new directors were approved by a two-thirds majority of prior directors); a merger, consolidation or reorganization in which the Company’s shareholders before the merger own 50% or less of the voting power after the merger; or the sale, transfer or assignment of all or substantially all of the assets of the Company and its subsidiaries to any third party. The executive will also receive three years of Company-provided health plan benefits subsequent to his termination. In addition, the executive will be indemnified by the Company for any excise tax due under Section 4999 of the Internal Revenue Code of an amount sufficient to place the executive in the same after-tax position as the executive would have been had no excise tax been imposed upon or incurred or paid by the executive.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table lists, as of March 27, 2006, the number of shares of Common Stock beneficially owned by (a) any person known to the Company who owns in excess of 5% of the outstanding shares of Common Stock, (b) each current director of the Company, (c) each Named Executive Officer listed in the Summary Compensation Table, and (d) all directors and executive officers, as a group. The information

Pinnacle Financial Partners, Inc.	Page 39

shown below is based upon information furnished to the Company by the named persons and the percentages are calculated based on 15,300,175 shares outstanding as of March 27, 2006.

	Number of	Percent of
	Shares Beneficially	all Shares
Name	Owned (1)(2)	Owned (2)
Directors:
Sue G. Atkinson	41,600	0.27%
Gregory L. Burns	24,286	0.16%
Colleen Conway-Welch	30,400	0.20%
James C. Cope	79,160	0.52%
William H. Huddleston, IV	64,510	0.42%
Clay T. Jackson	192,958	1.26%
Ed C. Loughry, Jr.	338,215	2.21%
John E. Maupin, Jr., D.D.S.	4,650	0.03%
Robert A. McCabe, Jr.	526,742	3.39%
Hal N. Pennington	400	0.00%
Dale W. Polley	79,000	0.52%
James L. Shaub, II	80,956	0.53%
Reese L. Smith, III	82,504	0.54%
M. Terry Turner	408,710	2.63%
Named Executive Officers:
Hugh M. Queener	257,146	1.66%
Harold R. Carpenter	53,195	0.35%
Charles B. McMahan	11,411	0.07%
All Directors, Named Executive and other executive officers, as a Group (21 persons)	2,467,620	13.89%

(1)	Each person is the record owner of and has sole voting and investment power with respect to his or her shares. Additionally, the address for each person listed is 211 Commerce Street Suite 300, Nashville, Tennessee 37201.

(2)	For each person, these amounts include common shares outstanding plus all common shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 27, 2006 (the record date for the Meeting) regardless of price. The percent of shares outstanding is computed by dividing the number of shares beneficially owned noted above by the Company’s total shares outstanding plus the number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 27, 2006 regardless of price for each particular person or group. The number of shares which could be acquired from the exercise of any vested warrants or options within 60 days of March 27, 2006 regardless of price for each particular person is as follows: Ms. Atkinson (10,000 shares); Mr. Burns (no shares); Ms. Conway-Welch (10,000 shares); Mr. Cope (no shares); Mr. Huddleston (no shares); Mr. Jackson (25,000 shares); Mr. Loughry (26,866 shares); Mr. Maupin (1,000 shares); Mr. McCabe (238,543 shares); Mr. Polley (25,000 shares); Mr. Shaub (25,000 shares); Mr. Smith (30,000 shares); Mr. Turner (241,478 shares); Mr. Queener (145,201 shares); Mr. Carpenter (22,880 shares); Mr. McMahan (7,060 shares) and all directors and executive offices, as a group (884,759 shares).
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Company’s outstanding common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in their ownership of the Company common stock. Directors, executive officers and greater than 10% shareholders are required to furnish the Company with copies of the forms they file. To our knowledge, based on a review of the copies of these reports furnished to the Company during the year ended December 31, 2005, or on written representations from certain reporting persons that no Forms 5 were required for those persons, all of our directors and executive officers, who are listed above, complied with all applicable Section 16(a) filing requirements.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     The Company and the Bank have banking and other business transactions in the ordinary course of business with directors and officers of the Company and the Bank and their affiliates, including members of their families, corporations, partnerships or other organizations in which the directors and officers have a controlling interest. These transactions are on substantially the same terms (including price, interest rate and

Pinnacle Financial Partners, Inc.	Page 40

collateral) as those prevailing at the same time for comparable transactions with unrelated parties. In the opinion of management, these transactions do not involve more than the normal risk of collectibility or present other unfavorable features to the Company or the Bank.
     Atkinson Public Relations, of which Sue G. Atkinson is chairman, provides various services for the Company subject to an agreement which was approved by the Board of the Company. For the year ended December 31, 2005, the Company incurred approximately $187,000 in expenses for services rendered by this public relations company. Also, Mr. Jackson is an officer in an insurance firm that serves as an agent in securing insurance in such areas as Pinnacle Financial’s property and casualty insurance and other insurance policies.
REPORT OF THE AUDIT COMMITTEE
     The following is the Report of the Audit Committee regarding the Company’s audited financial statements to be included in the Company’s Annual Report on Form 10-K:
     We have reviewed and discussed with management the Company’s audited financial statements as of December 31, 2005 and 2004 and for the each of the years in the three-year period ended December 31, 2005.
     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board’s Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board and have discussed with the independent auditors the auditor’s independence.
     Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.
Dale W. Polley, Chairman
James C. Cope, Member
William H. Huddleston, Member
Clay T. Jackson, Member
James L. Shaub, II, Member
     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     In March of 2005, the Company engaged the accounting firm of KPMG LLP (“KPMG”) as the auditors of the Company’s December 31, 2005 consolidated financial statements. This engagement also included reviews of the Company’s interim financial statements included in Quarterly Reports on Form 10-Q for 2005. The Audit Committee of the Board of the Company has approved the appointment of KPMG to serve as the Company’s independent registered public accounting firm for the Company for the year ending December 31, 2006. The Audit Committee considered the background, expertise and experience of the audit team assigned

Pinnacle Financial Partners, Inc.	Page 41

to the Company and various other relevant matters, including the proposed fees for audit services. A representative of KPMG will be present at the Meeting and will be given the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders.
     Audit Fees. During the years ended December 31, 2005 and December 31, 2004, the Company incurred the following principal independent auditor fees:

	2005	2004
Audit Fees (1)	$275,000	$282,500
Audit-Related Fees (2)	134,150	65,500
Tax Fees	—	16,850
All Other Fees	—	—

Total Fees	$410,650	$364,850

(1)	Includes fees related to the annual independent audit of the Company’s financial statements and reviews of the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, and report on management’s assertion regarding internal control over financial reporting.

(2)	Includes fees related to services provided in connection with the Company’s filing of a Registration Statement on Form S-4 during 2004 of $129,150, fees of $5,000 related to a combining schedule for a subsidiary filing requirement and fees of $1,500 related to issuance of consent on Form S-8.
     The Audit Committee also has adopted a formal policy concerning approval of audit and non-audit services to be provided by the independent auditor to the Company. The policy requires that all services KPMG, the Company’s independent auditor, may provide to the Company, including audit services and permitted audit-related and non-audit services, be pre-approved by the Committee. The Committee approved all audit and non-audit services provided by KPMG during fiscal 2005 prior to KPMG performing such services.
OTHER MATTERS
     The Board of the Company knows of no other matters that may be brought before the Meeting. If, however, any matters other than those set forth in this proxy statement should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxy holders.
     If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

Pinnacle Financial Partners, Inc.	Page 42

GENERAL INFORMATION
     Annual Report. The Company’s 2005 Annual Report is being mailed to shareholders with this Proxy Statement. The Annual Report is not a part of the proxy solicitation materials.
     Additional Information. A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, excluding certain exhibits thereto, may be obtained without charge by writing to Pinnacle Financial Partners, Inc., Attn: Chief Financial Officer, 211 Commerce Street, Suite 300, Nashville, Tennessee 37201. Also, the Company’s Annual Report on Form 10-K and all quarterly Form 10-Q’s for the year ended December 31, 2005 can also be accessed via the “Investor Relations” section of the Company’s website located at www.pnfp.com.

By Order of the Board of Directors,

/s/ HUGH M. QUEENER
Hugh M. Queener
Corporate Secretary

April 14, 2006

Pinnacle Financial Partners, Inc.	Page 43

Appendix A
PINNACLE FINANCIAL PARTNERS
Corporate Governance Guidelines
(as approved by the Human Resources, Nominating and
Compensation Committee on January 16, 2006)
The Human Resources, Nominating and Compensation Committee of the Board of Directors has established these Corporate Governance Guidelines to provide guidance with respect to the Board’s responsibilities as well as to comply with the rules of NASDAQ and good corporate governance principles. These guidelines are intended to reflect the Board’s commitment to monitor the effectiveness of policy and decision making at the Board and management levels, with a view to enhancing stockholder value over the long term.
1. Director Qualifications
The Human Resources, Nominating and Compensation Committee is responsible for reviewing with the Board, on an annual basis, the requisite skills and characteristics of new Board members as well as the composition of the Board as a whole. This assessment will include members’ qualification as independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Board. No director may be nominated to a new term if he or she would be age 72 or older at the time of the election.
Directors are expected to submit a letter of resignation when they experience a change in employment or file for bankruptcy protection. The Committee will review the appropriateness of continued Board membership where a director experiences a change in employment or files for bankruptcy protection.
Directors must notify the Chairman of the Board and the Chairman of the Human Resources, Nominating and Compensation Committee in advance of accepting an invitation to serve on another company’s Board of directors. The Human Resources, Nominating and Compensation Committee may consider whether such service may negatively affect such director’s ability to serve on the Board. Generally, inside directors and non-employee directors who also serve as a CEO of a public company are limited to their Pinnacle board seat plus two other public company boards. All other directors will limit the number of public company boards on which they serve to their Pinnacle board seat plus three other public company boards.
No director may be renominated that failed to attend 75% of the meetings in the past year without valid excuse as determined by the Human Resources, Nominating and Compensation Committee.
In order to attract qualified candidates, the Firm may purchase reasonable directors’ and officers’ liability insurance on their behalf to provide the benefits of indemnification to the fullest extent permitted by law and the Firm’s charter, by-laws and any indemnification agreements, and to provide exculpation as provided by state law and the Firm’s charter.
2. Director Nomination
Nominees for directorship will be recommended to the Board by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles in its charter. The Board will determine whether the recommended nominees will be part of the Firm’s nominees for director in each proxy statement for the annual meeting of shareholders and, between annual meetings, will elect new directors, upon recommendation by the Committee, to fill vacancies on the Board.
3. Majority Voting on Directors
In an uncontested election of Directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any nominee for Director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board following election of the shareholder vote.
The Human Resources, Nominating and Compensation Committee will promptly consider the resignation submitted by a Director receiving a greater number of votes “withheld” from his or her election than votes “for” his or her election, and the Human Resources, Nominating and Compensation Committee will recommend to the Board whether to accept the tendered resignation or reject it. In considering whether to accept or reject the tendered resignation, the Human Resources, Nominating

Pinnacle Financial Partners, Inc.	Appendix A — Page 1

and Compensation Committee will consider factors deemed relevant by the members of the Human Resources, Nominating and Compensation Committee including, without limitation, the stated reasons why shareholders “withheld” votes for election from such Director, the length of service and qualifications of the Director whose resignation has been tendered, the Director’s contributions to the Company’s Corporate Governance Guidelines.
The Board will act on the Human Resources, Nominating and Compensation Committee’s recommendation no later than 90 days following the date of the shareholder’s meeting where the election occurred. In considering the Human Resources, Nominating and Compensation Committee’s recommendation, the Board will consider the factors considered by the Human Resources, Nominating and Compensation Committee and such additional information and factors the Board believes to be relevant. Following the Board’s decision on the Human Resources, Nominating and Compensation Committee’s recommendation, the Company will promptly publicly disclose the Board’s decision whether to accept the resignation as tendered (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation) in a Form 8-K filed with the Securities and Exchange Commission.
To the extent that one or more Directors’ resignations are accepted by the Board, the Human Resources, Nominating and Compensation Committee will recommend to the Board whether to fill such vacancy or vacancies or to reduce the size of the Board.
Any Director who tenders his or her resignation pursuant to this provision will not participate in the Human Resources, Nominating and Compensation Committee recommendation or Board consideration regarding whether or not to accept the tendered resignation. If a majority of the members of the Human Resources, Nominating and Compensation Committee received a greater number of votes “withheld” from their election than votes “for” his or her election at the same election, than the independent Directors who are on the Board who did not receive a greater number of votes “withheld” from their election than votes “for” their election (or who were not standing for election) will appoint a Board committee amongst themselves solely for the purpose of considering the tendered resignations and will recommend to the Board whether to accept them or reject them. This Board committee may, but need not, consist of all of the independent Directors who did not receive a greater number of votes “withheld” from their election than votes “for” their election or who were not standing for election.
This corporate governance guideline will be summarized or included in each proxy statement relating to an election of directors of the Company.
4. Board Composition
The Board will have a majority of directors who meet the criteria for independence required by NASDAQ.
The Board presently has ten members. The by-laws establish a range of five to twenty five. The Board believes that nine to fifteen members is currently the optimal size to permit diversity of experience without hindering effective discussion or diminishing individual accountability. Pursuant to the Firm’s charter, the number of directors shall be set by the affirmative vote of a majority of the full Board and the Board shall be divided into three classes. Any change in the range of Board members will be reflected in the Firm’s by-laws. The Human Resources, Nominating and Compensation Committee shall recommend whether to increase the size of the Board or whether, in the event of a vacancy for any reason, to fill such vacancy or to reduce the size of the Board. A change in the range or number of directors requires affirmative votes of 2/3 of the then serving directors or the affirmative vote of the holders of 2/3 of the issued and outstanding shares.
5. Term Limits
The Board does not believe it should establish term limits. Term limits result in the loss of accumulated knowledge particular to the Firm and its business. Additionally, term limits may result in the loss of the most qualified individuals. As an alternative to term limits, the Human Resources, Nominating and Compensation Committee will review each director’s qualifications and performance on the Board at least every three years in connection with determining Board composition and/or whether to renominate a director.
6. Director Responsibilities
The basic responsibility of the directors is to oversee the business and affairs of the Firm. In the performance of their duties, the directors will exercise their business judgment to act in what they reasonably believe to be in the best interest of the Firm and its shareholders. Directors may seek information, advice or opinions from the Firm’s officers and associates and from other advisers, consultants and experts and may rely in good faith upon information, advice or opinions provided by such persons.

Pinnacle Financial Partners, Inc.	Appendix A — Page 2

Directors shall attend at least one continuing education program during their three-year term in order to enhance skills and stay abreast of important corporate governance issues.
It is generally the duty of management (i.e., the CEO or his designee) to speak for the Firm. Absent unusual circumstances or as contemplated by the committee charters, Board members should communicate with third parties only at the request of the CEO.
Directors are encouraged to maintain a meaningful personal ownership in the company in the form of common stock. Minimum stock ownership guidelines for directors and key executives have been established. Periodically, the Human Resources, Nominating and Compensation Committee may adjust minimum stock ownership guidelines for directors and key executives.
7. Meetings
Directors should seek to attend all Board meetings and meetings of committees on which they serve and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. Information and data that are important to the Board’s understanding of the business to be conducted at a Board or committee meeting should generally be distributed in writing to the directors before the meeting and directors should review these materials in advance of the meeting.
The CEO will establish the agenda for each Board meeting. Each Board member is free to suggest the inclusion of items on the agenda. Each Board member is free at any Board meeting to raise subjects that are not on the agenda for that meeting. The Board will review the Firm’s long-term strategic plans and the principal issues that the Firm will face in the future during at least one Board meeting each year, generally in a two-day retreat with the senior executives of the Firm.
8. Independent Director Meetings
The independent directors will meet in executive session periodically and at least in two regularly scheduled meetings. The director who presides at these meetings shall be chosen by the independent directors, will serve until the next regularly scheduled meeting and his name will be disclosed in the annual proxy statement.
9. Board Committees
The Board will at all times have an Audit Committee and a Human Resources, Nominating and Compensation Committee. All of the members of these committees will be independent directors under the criteria established by NASDAQ and applicable law. Committee members will be appointed by the Board upon recommendation by the Human Resources, Nominating and Compensation Committee in the case of the Audit Committee and by the independent members of the Executive Committee in the case of the Human Resources, Nominating and Compensation Committee. Consideration should be given to rotating committee members periodically, but rotation is not mandated as a policy.
Additionally, the Board will have a Trust Committee and a Community Affairs Committee.
Each committee will have its own written charter. The charters will set forth the purposes, goals and responsibilities of the committees as well as qualifications for committee membership, procedures for committee member appointment and removal, committee structure and operations and committee reporting to the Board.
The Chairman of each committee, in consultation with the committee members, will determine the frequency and length of the committee meetings consistent with any requirements set forth in the committee’s charter. The Chairman of each committee, in consultation with the appropriate members of the committee and management, will develop the committee’s agenda. At the beginning of the year, each committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen). The schedule for each committee will be furnished to all directors.
The Board and each committee have the power to hire and compensate, independent legal, financial or other advisors, as they may deem necessary, without consulting or obtaining the approval of any officer of the Firm in advance.
The Board may, from time to time, establish or maintain additional committees as necessary or appropriate.

Pinnacle Financial Partners, Inc.	Appendix A — Page 3

10. Audit Committee Responsibilities and Qualifications
In general, the Audit Committee will oversee auditing and financial reporting matters. The Audit Committee also has the responsibilities set forth in the Audit Committee Charter and otherwise required by law, regulation or requirement of NASDAQ and shall produce an annual report of the Audit Committee for inclusion in the Firm’s proxy statement. The Audit Committee shall have responsibility for appointing, dismissing, overseeing and determining the compensation of the Firm’s external auditors. The Audit Committee will assist the Board in monitoring (1) the integrity of the financial statements of the Firm, (2) the Firm’s compliance with legal and regulatory requirements and other requirements imposed on the Firm by the Board and (3) the performance of the Firm’s internal audit function and independent auditors.
Each Audit Committee member must meet the enhanced independence requirements imposed by federal law and NASDAQ. Each Audit Committee member must also be financially literate, and at least one member must possess certain accounting or financial expertise as set forth in the NASDAQ rules. The Chairman of the Audit Committee will have an accounting background and financial management expertise.
11. Human Resources, Nominating and Compensation Committee Responsibilities and Qualifications
The Human Resources, Nominating and Compensation Committee has the responsibilities set forth in the Human Resources, Nominating and Compensation Committee Charter. The Human Resources, Nominating and Compensation Committee will assist the Board in (1) approving and evaluating the compensation of directors and officers, (2) establishing strategies and compensation policies and programs for associates of the Firm to provide incentives for delivery of value to the Firm’s shareholders, (3) establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Firm and the interests of the Firm’s shareholders, (4) ensuring that the compensation policies of the Firm meet or exceed all legal and regulatory requirements and any other requirements imposed on the Firm by the Board and (5) producing an annual report on executive compensation for inclusion in the Firm’s proxy statement.
Additionally, the Human Resources, Nominating and Compensation Committee will (1) identify individuals qualified to become Board members, (2) select or recommend to the Board for selection, director nominees for the Firm’s next annual shareholders meeting and (3) develop and recommend to the Board corporate governance principles applicable to the Firm.
Each member of the Human Resources, Nominating and Compensation Committee must meet the independence requirements imposed by NASDAQ.
12. Director Access to Officers and Associates
To the extent appropriate for the discharge of their oversight function, directors may have full and free access to officers and associates of the Firm. The directors will use their judgment to ensure that any such contact is not disruptive to the business operations of the Firm and will copy the CEO on any written communications between a director and an officer or associate of the Firm, unless the circumstances would render copying the CEO inappropriate. All information provided by the Firm or Firm personnel to a director should be considered confidential unless it has been publicly disclosed by the Firm.
Executive officers of the Firm are encouraged to regularly attend Board meetings. If the CEO wishes to have additional Firm personnel attend on a regular basis, this suggestion should be brought to the Board for approval.
13. Director Compensation
The Firm may compensate members of the Audit Committee only for services rendered as a member of the Board or as a Board committee member. The Firm will not compensate associate members of the Board for service on the Board or a Board committee.
Compensation for directors should be competitive with similarly situated companies. The form and amount of director compensation will be determined by the Human Resources, Nominating and Compensation Committee in accordance with the policies and principles set forth in its charter, and the Human Resources, Nominating and Compensation Committee will conduct an annual review of director compensation. The Human Resources, Nominating and Compensation Committee is entitled to take into consideration that directors’ independence may be jeopardized if director compensation and perquisites exceed customary levels, if the Firm makes substantial charitable contributions to organizations with which a director is

Pinnacle Financial Partners, Inc.	Appendix A — Page 4

affiliated, or if the Firm enters into consulting contracts with (or provides other indirect forms of compensation to) a director or an organization with which the director is affiliated.
The Human Resources, Nominating and Compensation Committee will review the form and amounts of Board compensation annually to ensure its competitiveness with other companies and its effectiveness in attracting qualified members.
In general, approximately one-third of the annual director compensation is in the form of restricted common stock.
14. Director Orientation and Continuing Education
All new directors must participate in the Firm’s director orientation program, which should be conducted within two months of election of a new director. This orientation will include presentations by senior management to familiarize new directors with the Firm’s strategic plans, its significant financial, accounting and risk management issues, its compliance programs, its Code of Business Conduct and Ethics, its principal officers and its internal and independent auditors. Directors are expected to attend at least one developmental seminar during their three-year term and meet any applicable requirements for continuing education promulgated by NASDAQ.
15. CEO Evaluation and Management Succession
The Human Resources, Nominating and Compensation Committee will conduct an annual review of the CEO’s performance, as set forth in its charter. The Human Resources, Nominating and Compensation Committee will consider, among other things, the goals set for the CEO and their achievement. The Board of Directors will review the Human Resources, Nominating and Compensation Committee’s report in order to ensure that the CEO is providing the best leadership for the Firm in the long- and short-term.
The Human Resources, Nominating and Compensation Committee should make an annual report to the Board on succession planning. The CEO should at all times make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.
16. Annual Performance Evaluation
The Board of Directors will conduct an annual self-evaluation to determine whether it and its committees are effective. The Human Resources, Nominating and Compensation Committee will receive comments from all directors, which have been submitted to the legal counsel to the committee and will report annually to the Board with an assessment of the Board’s performance. This will be discussed with the full Board annually. The assessment will focus on the Board’s contribution to the Firm and specifically focus on areas in which the Board or management believes that the Board could improve.
17. Maintenance of Guidelines
The Human Resources, Nominating and Compensation Committee will review these Corporate Governance Guidelines annually and recommend changes to the Board. The Board will determine the changes to be made to these Corporate Governance Guidelines based upon those recommendations. In the case of any conflict between these Guidelines and the Charter, Bylaws, or Committee Charters of any Board Committee, the Charter, Bylaws, and/or Committee Charter, as the case may be, shall be controlling.
18. Publication of Corporate Governance Matters
The Firm publishes on its web site (1) these Corporate Governance Guidelines, (2) the Audit Committee Charter, (3) the Human Resources, Nominating and Compensation Committee Charter and (4) the Code of Business Conduct & Ethics. In addition, these documents are available to any shareholder of the Firm who makes a request to the Secretary of the Firm.

Pinnacle Financial Partners, Inc.	Appendix A — Page 5

Appendix B
PINNACLE FINANCIAL PARTNERS, INC.
Amended and Restated
Audit Committee Charter
As approved by the Board of Directors — March 21, 2006
General
The Audit Committee (the “Committee”) of the Board of Directors of Pinnacle Financial Partners, Inc. (the “Company”) shall consist of at least three directors, all of whom shall be independent. Members of the Committee shall not receive any compensation from the Company except for their board or committee service, and shall also satisfy the requirements for independence established by the Nasdaq Stock Market and as required by the rules and regulations of the Securities and Exchange Commission. Additionally, each member of the Committee shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and shall be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Also, one member of the Committee shall be an “audit committee financial expert” as defined by the rules and regulations of the Securities and Exchange Commission. Company management and internal and external independent auditors may attend each meeting or portions thereof as required by the Committee. Outside counsel and other consultants and/or advisors may attend meetings at the invitation of the Committee. The Committee shall be authorized, if it determines such action to be appropriate, to retain at the Company’s expense, independent counsel or other consultants and/or advisors. The Committee will have a minimum of four meetings each year (typically once a quarter) and will have special meetings if and when required. The Committee shall engage such independent counsel and other advisors, as it deems necessary to carry out its duties.
Responsibilities
The Committee’s role is one of oversight; whereas the Company’s management is responsible for the adequacy of the Company’s systems of internal accounting controls and procedures and for preparing the Company’s financial statements. The Committee shall oversee the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements. The external independent auditors are responsible for auditing those financial statements. The Committee is not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditor’s work. The following functions shall be the key responsibilities of the Committee in carrying out its oversight function.
1.	The Committee shall ensure that the affairs and practices of the Company, Pinnacle National Bank and all other subsidiaries, if any, are subject to proper, effective and continuing internal and external independent audits and control procedures.

2.	The Committee shall annually approve the appointment, retention, compensation and oversight of the work of the external independent auditors (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee. The Committee will also:
–	Periodically evaluate the qualifications and experience of the independent auditor team, evaluating the audit scope, staffing levels and quality control procedures of the external independent auditors.

–	Ensure that the annual, external audit will be prepared in accordance with standards of the Public Company Accounting Oversight Board and that the Company’s financial statements are prepared in accordance with generally accepted accounting principles. The audit will include an appropriate evaluation of the Company’s internal control over financial reporting, and the issuance of a report to the Committee regarding such internal control over financial reporting.

Pinnacle Financial Partners, Inc.	Appendix B — Page 1

–	Review and discuss with management and the external independent auditors the annual audited and quarterly unaudited financial statements including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

–	Receive timely reports from the external independent auditor concerning the Company’s critical accounting policies and practices, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of alternative disclosures and treatments and the treatment preferred by the external independent auditor, and all other material written communications between the external independent auditor and the Company’s management and resolve any disagreements between management and the external independent auditors.

–	Review and discuss annually with the external independent auditors the matters required to be discussed by SAS No. 61 and No. 90, as amended or supplemented, and following such review, reach a determination to recommend to the full Board that such audited financial statements be included in the annual report filed with the Securities and Exchange Commission.

–	Approve in advance the retention of the independent auditor for any non-audit service and the fee for such service.

–	Confirm the independence of the independent auditors and obtain a formal written statement delineating all relationships between the independent auditors and the Company consistent with Independence Standards Board Standard No. 1, including all non-audit services and fees. The Committee will also discuss with the independent auditors any relationship or service that would impact the auditors objectivity and independence and will recommend that the Board take appropriate action in response to the auditor’s statement to ensure the independence of the independent auditors.
3.	The Committee shall determine whether to retain a third party accounting firm (which shall not be the independent auditor) to provide all or a portion of the internal audit function and the terms and conditions, including fees, for any such engagement. The Committee shall annually approve the selection, evaluation, compensation and audit plan of the internal audit provider or staff. This selection will be ratified by the full Board of Directors annually. The Committee will determine that the internal audit provider or staff has:
–	Examined and evaluated the effectiveness of the system of internal control over financial reporting and the quality of performance in carrying out assigned responsibilities in the organization.

–	Reviewed the reliability and integrity of financial and operating information used and reported.

–	Examined compliance with regulations, laws, policies and sound banking practices and the internal systems in place to assure ongoing compliance and report violations or internal system deficiencies and recommended improvements.
4.	The Committee shall ensure that the internal and external audit staffs, as well as the internal loan review provider or staff, have appropriate and direct access to the Committee and periodically meet with the Committee in private session as appropriate.

5.	The Committee shall establish policies for the Company’s hiring of employees or former employees of the external independent auditor who were engaged on the Company’s account.

6.	The Committee shall inquire of Company management and the independent auditors regarding the appropriateness and quality of accounting principles followed by the Company, changes in accounting principles and their impact on the financial statements and the effect of regulatory and accounting initiatives, as well as any off-balance sheet items on the Company’s financial statements.

7.	The Committee shall receive reports from the principal executive and financial officers of the Company regarding (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; and (iii) whether there were changes in the Company’s internal control over financial reporting or in other factors that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Pinnacle Financial Partners, Inc.	Appendix B — Page 2

8.	The Committee shall establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.	The Committee shall review quarterly, prior to their filing with the Securities and Exchange Commission, the Company’s Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Additionally, the Committee shall review a report from the Company’s Chief Executive Officer and Chief Financial Officer concerning their certifications filed with such reports.

10.	The Committee shall review and approve all related party transactions to the extent required under NASDAQ Stock Market qualification standards.

11.	Concerning members of the Company’s board of directors and any executive officer, the Committee shall review any violations and any waivers (as approved by the Company’s board of directors) to the Company’s Code of Conduct.

12.	The Committee shall receive information on the adequacy of the Company’s compliance with established policies, regulations and controls.

13.	The Committee shall receive regular reports on management’s progress in addressing any problems or issues identified in all audit reports.

14.	The Committee shall review any recommendations or findings of the Board of Directors or any other Board or Management Committees with a heightened sense of awareness to those matters that have an impact on the financial statements and the internal control over financial reporting of the Company. At a minimum, the following items should be reviewed on a consistent basis:
–	The quarterly Internal Loan Review audit schedule, summary of audit findings and allowance for loan loss analysis.

–	The quarterly compliance monitoring schedule, summary of findings, violations of compliance laws and regulations, and corrective actions taken or to be taken.

–	Any violations of the Code of Conduct by any Directors, Officers or Associates having an impact on, or being reasonably related to, the Company’s internal control over financial reporting.
15.	The Committee shall review all regulatory examination reports and determine whether adequate corrective actions are being taken to correct any deficiencies, violations or weaknesses noted in the reports.

16.	The Committee shall receive reports concerning all significant litigation involving the Company and any of its subsidiaries from the Company’s legal counsel.

17.	The Committee shall prepare a report for inclusion in the Company’s proxy statement disclosing that the Committee has reviewed and discussed the audited financial statements with management and discussed certain other matters with the independent auditors. The report shall state whether based upon these discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s annual report.

18.	The Committee shall review and assess the adequacy of the Committee’s charter annually. If any revisions therein are deemed necessary or appropriate, the Committee shall submit the same to the Board for its consideration and approval.

19.	The Committee shall review and assess the effectiveness of the Committee’s performance annually. The Committee shall address any improvement opportunities in a formal and timely manner and present such to the Board for its consideration and approval.

Pinnacle Financial Partners, Inc.	Appendix B — Page 3

Appendix C
PINNACLE FINANCIAL PARTNERS
HUMAN RESOURCES, NOMINATING AND COMPENSATION
COMMITTEE CHARTER
Amended and Restated by the Board of Directors on March 14, 2006
Purpose of the Human Resources, Nominating and Compensation Committee
The Board of Directors has established the Human Resources, Nominating and Compensation Committee of the Board to assist the Board in:
1)	Reviewing and adopting Human Resources policies for Pinnacle Financial Partners, Inc. and Pinnacle National Bank (collectively, the Firm).

2)	Nominating directors for the Board and its committees (except membership on the Human Resources, Nominating and Compensation Committee of the Board, which will be nominated by the independent members of the Executive Committee and elected by the Board).

3)	Ensuring that the overall personnel needs of the Firm are being met.

4)	Reviewing and recommending corporate governance guidelines and procedures.
Members of the Human Resources, Nominating and Compensation Committee
The Committee must be comprised of at least three and no more than five members of the Board. The Committee must be comprised solely of independent directors.
An independent director must not be an officer or associate of the Firm or its subsidiaries and must not have any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and shall otherwise satisfy the applicable requirements for a director to be considered independent set out by NASDAQ rules, or any stock exchange on which the Firm’s securities are listed. In addition, as long as the Firm’s stock incentive plans and incentive bonus plans are intended to comply with the requirements of Section 162(m) of the Internal Revenue Code, all directors, who serve on the Committee, must be “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.
No Committee member shall have an interest in the Firm that would preclude his or her ability to act on behalf of all the shareholders of the Firm.
No Committee member may participate in any discussion with respect to, or vote on, any matter in which he or she is not independent. If there is any basis for believing a Committee member is not independent, the facts and circumstances should be reported to the Committee’s Counsel and the Board and the Committee member should not participate or vote on any matter until the Board has determined that the Committee member is independent.
The members of the Human Resources, Nominating and Compensation Committee shall be nominated for membership on the Human Resources, Nominating and Compensation Committee by the independent members of the Executive Committee and elected by the Board. Each member of the Committee shall serve a one year term or until such director’s earlier resignation or removal. Any member may resign his or her position as a member of the Committee upon notice given in writing or by electronic transmission to the Board. A member may be removed from the Committee upon the majority vote of the Board. The Chair of the Committee will be nominated by the independent members of the Executive Committee and elected by the Board.
Responsibilities of the Human Resources, Nominating and Compensation Committee
The Committee is responsible to the Board for the following activities:
1)	Reviewing and adopting all Human Resources policies.

Pinnacle Financial Partners, Inc.	Appendix C — Page 1

2) Nominating directors for the Board and its committees.
•	Establishing criteria for nomination and selection of new Board members.

•	Identifying and nominating acceptable directors.

•	Nominating directors for committee members and committee chairs based on committee requirements.
3)	Ensuring that the overall personnel needs of the firm are being met.
•	Adopting succession and management development plans for appropriate personnel.

•	Reviewing future personnel needs and recruitment program results.

•	Adopting and monitoring the Affirmative Action Plan.

•	Overseeing the performance appraisal system.

•	Evaluating associate morale and human resources risk.
     4) Providing oversight for all matters of compensation and benefits.
•	Reviewing annually and determining the individual compensation and incentive arrangements (including any employment or severance agreements) for the executive officers of the Firm and its subsidiaries and reviewing compensation and incentive arrangements for all other officers of the Firm and its subsidiaries.

•	Establishing strategies and compensation policies and programs for associates of the Firm to provide incentives for delivery of value to the Firm’s shareholders.

•	Establishing policies to hire and retain senior executives, with the objective of aligning the compensation of senior management with the business of the Firm and the interests of the Firm’s shareholders and producing an annual report on executive compensation for inclusion in the Firm’s proxy statement.

•	Reviewing all associate benefit programs including new plans and revisions, overall cost and regulatory compliance.

•	Overseeing the overall compensation strategies of the Firm and its subsidiaries and ensuring that all compensation arrangements comply with applicable law.

•	Reviewing the Firm’s stock option plans or equity related incentives to ensure they provide proper incentives and avoid excessive dilution of ownership by existing shareholders and making recommendations to the Board and shareholders with respect to amendments to the plans, including changes in the number of shares authorized for issuance thereunder.

•	Approving for submission to stockholders all new equity-related incentive plans, and material amendments thereto, required to be approved by the shareholders under applicable listing requirements of NASDAQ or any stock exchange on which the Firm’s securities are listed.

•	Granting, in accordance with the provisions of applicable stock incentive plans, stock options, stock purchase rights or other equity-based incentives to individuals eligible for such grants (including executive officers subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Executives”), and amending such stock options or stock purchase rights in accordance with the terms of the applicable plans.

•	Authorizing the repurchase of options, shares or other equity interests from terminated associates.

•	Approving tax qualified, non-discriminatory associate benefit plans or parallel non-qualified plans that provide for the acquisition of stock or options by officers, directors, associates or consultants.

•	Approving stock based incentives or stock issuances to persons not previously an associate or director as an inducement material to the person’s employment with the Firm.

•	Developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components and determining whether executive officers are to receive any incentive bonus compensation based on the performance of the Firm relative to such performance goals and objectives, or such lesser amounts as the Committee determines.

•	Surveying the amount and types of executive compensation paid by comparable companies.

•	Implementing and administering incentive compensation programs for executive officers and authorizing all awards to such individuals under the incentive programs.

•	Performing annual reviews and approving corporate goals and objectives relevant to executive officers’ compensation, evaluating each executive officer’s performance in light of those goals and objectives, and setting each executive officer’s compensation levels based on this evaluation. Specifically, the Committee will set compensation for the CEO, approve compensation for other key executives and review all other compensation. In determining any long-term incentive component of the Chief Executive Officer’s compensation, the Committee will consider, among other relevant factors, the Firm’s performance and relative shareholder return, the value of

Pinnacle Financial Partners, Inc.	Appendix C — Page 2

incentive awards to chief executive officers at comparable companies, and the awards given to the Firm’s Chief Executive Officer in past years.

•	Administering the Firm’s stock option plan with respect to the Firm’s executive officers and associate Board members.

•	Approving equity incentive awards, special cash payments or other material benefits made available to Section 16 executives.

•	Evaluating annually adherence by each executive officer to the Associate Code of Conduct and taking such evaluation into account in determining such executive officer’s compensation levels.

•	Reviewing the overall effectiveness of the Firm’s associate benefit plans.

•	Making recommendations to the Board concerning the compensation of non-management members of the Board for service on the Board and committees thereof.
5)	Evaluating annually adherence by each director to the Firm’s requirements for Board or committee membership.

6)	Ensuring that the Board and management are adhering to the best practices in all applicable areas of governance and that the Board and all its committees are functioning effectively.
•	Conducting an annual governance check-up including a review of the committee structure and review by counsel to ensure that the Board is adhering to the current best practices in all applicable areas.

•	Reviewing the annual Governance Manual that sets out, among other things, all committee charters, and all Board and committee agenda items for the year and a comprehensive Board and committee meeting schedule.

•	Instructing counsel to the committee to conduct annual Board and committee evaluations in order to identify potential functional improvements to the working of the Board and its committees.
7)	Providing oversight of business conduct ethics and controls by reviewing director and officer codes of conduct annually.
•	Reviewing and modifying codes as necessary.

•	Reviewing and modifying questionnaires as necessary.

•	Reviewing and ascertaining compliance on an annual basis.
In addition to the matters set forth herein, the Committee will perform such other functions as required by law, the listing requirements of NASDAQ or any stock exchange on which the Firm’s securities are listed, the Firm’s Charter or Bylaws, or Board resolution.
Meetings
The Committee shall meet five times a year and may from time to time require specially called meetings, as deemed necessary by the Chair of the Committee. The Chair of the Committee will preside at each meeting of the Committee and shall set the length of each meeting and the agenda of items to be addressed at each meeting. The Committee shall meet in executive session when assessing the performance of and determining the compensation for or incentives to the Chief Executive Officer and at such other times as the Chair or the Committee may determine.
Subcommittees
The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of one or more of the members of the Committee. The Committee may delegate such authority to a subcommittee as the Committee deems appropriate.
Reporting
The Committee shall maintain written minutes of all meetings and consent actions, which shall be recorded or filed with the books and records of the Firm and made available to the Board. The Committee will make regular reports to the Board with respect to the compensation of all executive officers, including incentive-compensation plans and equity-based plans, and as required by law, regulations or applicable stock exchange regulations. Reports of significant matters presented at meetings of the Committee will be given by the Chair of the Committee to the Board on an as needed basis.

Pinnacle Financial Partners, Inc.	Appendix C — Page 3

Committee Report on Executive Compensation
The Committee shall prepare a report, regarding executive compensation, for inclusion in the Firm’s proxy statement or annual report as required by, and in accordance with, applicable rules and regulations.
Assistance from Others
The Committee may engage external advisors and compensation consultants, to the extent determined appropriate by the Committee, to facilitate the performance of the functions of the Committee. All external advisors engaged by the Committee shall report directly to the members of the Committee. Specifically, the Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of director, Chief Executive Officer or senior executive and shall have the sole authority to approve the consultant’s fees and other retention terms. The Committee has the same authority to retain other experts to advise or assist it, including independent counsel, accountants, financial analysts or others. The Committee may also request reports from the Chief Executive Officer, the Chief Financial Officer, the Director of Human Resources or any other officer of the Firm.
Performance Evaluation
Each year, the Committee shall review and assess the adequacy and appropriateness of this charter and the Committee’s own performance. The results of such evaluation and any proposed changes should be presented to the full Board.

Pinnacle Financial Partners, Inc.	Appendix C — Page 4

Appendix D
AMENDMENT NO. 2 TO PINNACLE FINANCIAL PARTNERS, INC.
2004 EQUITY INCENTIVE PLAN
WHEREAS, the Board of Directors and shareholders of Pinnacle Financial Partners, Inc., a Tennessee corporation (the “Company”), have previously adopted the 2004 Equity Incentive Plan (the “Plan”);
WHEREAS, the Board of Directors and Shareholders of the Company have previously adopted Amendment #1 to the Plan to increase the number of shares available for issuance under the Plan and to make the Plan applicable to the Company’s directors;
WHEREAS, pursuant to Section 13.1 of the Plan, the Company’s Board of Directors has retained the right to amend the Plan; and
WHEREAS, the Company’s Board of Directors now desires to amend the Plan;
NOW, THEREFORE, IN CONSIDERATION of the premises and by resolution of the Company’s Board of Directors, the Plan is hereby amended as follows:
1. The first sentence of Section 4.1 is deleted in its entirety and replaced with the following:
“Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 1,289,360 which includes 39,360 shares with respect to awards which were authorized but not granted under the Pinnacle Financial Partners, Inc. 2000 Stock Incentive Plan (the “2000 Plan”)”.
2. Except as expressly stated herein, all other portions of the Plan remain in full force and effect.
3. This Second Amendment to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan is effective this ___day of ___, 2006; provided it has been approved by the Company’s Board of Directors and the Company’s shareholders.

PINNACLE FINANCIAL PARTNERS, INC.

By:

Name:

Title:

Pinnacle Financial Partners, Inc.	Appendix D — Page 1

Appendix E
PROXY
PINNACLE FINANCIAL PARTNERS, INC.
SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 16, 2006
The undersigned hereby appoints Robert A. McCabe, Jr. or M. Terry Turner or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated below, all of the common stock of Pinnacle Financial Partners, Inc., which the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held at BellSouth Amphitheater, BellSouth Tower, 333 Commerce Street, Nashville, Tennessee 37201 and at any adjournments of the annual meeting, upon the proposal described in the accompanying Notice of the Annual Meeting and the Proxy Statement relating to the annual meeting, receipt of which are hereby acknowledged.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE PROPOSALS.
PROPOSAL #1:To elect the three (3) persons listed below to serve as Class II Directors of Pinnacle Financial Partners, Inc. for a two-year term:

James C. Cope	William H. Huddleston, IV	Hal N. Pennington

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT
INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
To elect the five (5) persons listed below to serve as Class III Directors of Pinnacle Financial Partners, Inc. for a three-year term:

Ed C. Loughry, Jr.	Dale W. Polley	James L. Shaub, II
Reese L. Smith, III	M. Terry Turner

☐ FOR	☐ WITHHOLD	☐ FOR ALL EXCEPT
INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
PROPOSAL #2: To amend the Amended and Restated Charter to increase the number of authorized shares of capital stock from 50,000,000 to 100,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL #3: To adopt the Amendment No. 2 to the Pinnacle Financial Partners, Inc. 2004 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN
PROPOSAL #4: To ratify the appointment of KPMG, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006:

☐ FOR	☐ AGAINST	☐ ABSTAIN
* * * * * * * *
Please check box if you plan to attend the annual shareholders meeting ☐
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED
SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL.
DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER
MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.
     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as

Pinnacle Financial Partners, Inc.	Appendix E — Page 1

such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership or limited liability company, please sign in such name by authorized person.

Shareholders sign above	Co-holder (if any) sign above	Date: _________
(be sure to date your proxy)
PLEASE MARK, SIGN AND DATE THIS PROXY, AND RETURN IT IN THE ENCLOSED RETURN-ADDRESSED ENVELOPE AS SOON AS POSSIBLE. NO POSTAGE NECESSARY. THANK YOU.
If your address has changed, please correct the address in the space provided below and return this portion with the proxy in the envelope provided.
____________________________________
____________________________________
____________________________________

Pinnacle Financial Partners, Inc.	Appendix E — Page 2